UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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GRAHAM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAHAM
ENGINEERING ANSWERS

2021
Proxy Statement and Notice of Annual Meeting of Stockholders

We are a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Our roots are founded in the following:

Commitment to Environment, Health and Safety

When it comes to environment, health and safety, a clean bill of health is more than a corporate asset; it is a fundamental responsibility to employees and to the environment that we all share. Graham Corporation is committed to keeping our workers safe on the job, ensuring compliance with environmental laws and regulations and incorporating these principles into every new product, service or process. All employees receive periodic training in both fundamentals and ongoing management of environment, health and safety issues.

Innovation

From the outset, innovation has been a part of our business. For us, that means being surrounded by bright, interesting people working together on new and exciting projects. It means trying to find new and better ways of doing things. And it means enjoying a career with extraordinary opportunities and enormous potential.

Leadership Training

We hire exceptional people and invest in their growth. Graham Corporation has a culture of continuous learning, thoughtfully designed to enable employees to grow their personal capabilities and reach their full potential. We invest in our employees education, provide access to experienced colleagues and give our employees the opportunities to work with intelligent, dedicated people, to challenge themselves, and grow.

Global Business

We engage in business in countries all over the globe, giving our employees a literal world of experience. Opportunities at Graham Corporation are defined, in part, by the emerging needs of our businesses, customers and clients all around the world, because we go where the opportunities take us.

Integrity

Integrity is an essential component of life at Graham Corporation. It is how we conduct ourselves and how we do business. It is non-negotiable. While some businesses prize results over ethics, we value both. We believe that how you do something is as important as what you do.

James R. Lines Chief Executive Officer

Graham Corp. 20 Florence Avenue Batavia, NY 14020

June 16, 2021

Dear Stockholder:

On behalf of the board of directors and management, it is my pleasure to invite you to attend the 2021 Annual Meeting of Stockholders of Graham Corporation. Due to the unprecedented health impact of the COVID-19 pandemic, even as more people are becoming vaccinated, we will hold our meeting in a virtual only format at 11:00 a.m. Eastern Time on Wednesday, July 28, 2021. The meeting can be accessed at www.proxydocs.com/GHM.

Success in a Challenging Year

Despite a year overshadowed by a global pandemic, we were able to drive revenue and net income growth. Our team was resilient, flexible and dedicated. And, even while we shut down production in early fiscal 2021 at the onset of the pandemic, we maintained compensation and benefits for all recognizing that our strong cash reserves were well intended to protect our most valuable asset—our employees.

Advancing our Diversification Strategy

After many years of persistence and dedication to our strategy to diversify beyond the refining and petrochemical industries, we successfully generated 25% of our fiscal 2021 revenue from sales to the defense industry. Notably, our backlog at fiscal 2021 year end was comprised primarily of defense industry orders at 76% of total backlog.

Furthering our strategic efforts, we announced on June 1, 2021, that we had acquired Barber-Nichols which brings additional opportunities in the defense industry, but also in the aerospace/space industries as well. We are transforming as an organization.

Our ESG Sustainability Journey

We believe in the importance of environmental stewardship, social responsibility, and leading governance practices (“ESG”). As such, we have appointed Jeff Glajch, our Chief Financial Officer and Corporate Secretary, the lead officer with the responsibility to oversee and advance our ESG efforts. We recognize that our commitment to advancing ESG matters as an organization is critical as we manage the risks inherent in running a business, but we also appreciate that our efforts are centered on sustainability.

As we transform and grow Graham, we remain guided by our values and operating principles. We believe this provides the foundation for an organization that can change and evolve while also enduring as we have for over 85 years. I am always open to your input and look forward to future conversations.

Sincerely,

James R. Lines

Chief Executive Officer

Certain statements in this proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “intends,” “anticipates,” “believes,” “opportunities,” “will,” “may,” and other similar words. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including but not limited to, the integration and operation of Barber-Nichols, our growth, diversification strategy, markets, returns and solutions, and our ability to achieve our operating priorities are forward-looking statements and should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in our Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on our forward-looking statements. These forward-looking statements are not guarantees of future performance and speak only as of the date made, and except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained herein.

Notice of Annual Meeting

of Stockholders

Meeting Details:

Meeting Business

The principal business of the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), as described in the accompanying proxy materials will be:

(1)   Election of three director nominees;

(2)   To approve, on an advisory basis, the compensation of our named executive officers;

(3)   To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

(4)   To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Date: Wednesday, July 28, 2021

Place:

www.proxydocs.com/GHM

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/GHM. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions at the meeting. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

Time: 11:00 a.m. Eastern Time

Record Date: June 2, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 28, 2021:

The Notice of Annual Meeting, Proxy Statement and the Annual Report are available at www.proxydocs.com/GHM

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey F. Glajch

Vice President – Finance & Administration, Chief Financial Officer

and Corporate Secretary

Dated: June 16, 2021

Vote Your Shares

How to Vote

Your vote is very important, and we hope that you will participate in the Annual Meeting. You are eligible to vote if you were a stockholder of record at the close of business on June 2, 2021. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/GHM. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting. Please read the proxy statement and vote right away using any of the following methods.

Stockholders of Record:

Vote By Internet Before or During the Meeting Visit: www.proxypush.com/GHM and follow the instructions	Vote By Telephone Call 1-866-256-0715 and follow the instructions	Vote By Mail Sign, date, and return your proxy card, if you received one, using the enclosed envelope

Beneficial Stockholders:

If you are a beneficial stockholder, you will receive instructions from your brokerage firm, bank, broker-dealer, nominee, custodian, fiduciary or other nominee that you must follow in order for your shares to be voted. Your broker may not vote your shares for director nominees or on the advisory vote on executive compensation unless you provide your broker with voting instructions.

Proxy Statement Summary

To assist you in reviewing the proposals to be considered and voted upon at our annual meeting of stockholders (the “Annual Meeting”) to be held on July 28, 2021, we have summarized information contained elsewhere in this proxy statement or in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 (the “Annual Report”). This summary does not contain all of the information you should consider about Graham Corporation (the “Company”) and the proposals being submitted to stockholders at the Annual Meeting. We encourage you to read the entire proxy statement and Annual Report carefully before voting.

The Annual Meeting

Date and Time:	Wednesday, July 28, 2021 11:00 a.m. Eastern Time

Location:	Online via: www.proxydocs.com/GHM

Record Date:	June 2, 2021

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/GHM. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions at the meeting. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

Meeting Agenda and Voting Matters

Item	Proposal	Board Vote Recommendation	Page Reference (for more information)

1	Election of three director nominees named in this proxy statement	FOR each nominee	7

2	Advisory vote on the compensation of our named executive officers (“say on pay”)	FOR	45

3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022	FOR	46

Directors and Nominees

Name	Age	Recent Professional Experience	Board Committees

James J. Barber, Ph.D.*	67	Independent Consultant and Principal of Barber Advisors, LLC	AC, NCGC

Alan Fortier*◆	64	President of Fortier & Associates, Inc.	CC, NCGC**

James R. Lines◆	60	Chief Executive Officer of the Company	—

James J. Malvaso*	71	Chairman of the Company’s Board; Former President and Chief Executive Officer of Toyota Material Handling North America	AC,CC, NCGC

Gerard T. Mazurkiewicz*	74	Tax Partner with Dopkins & Company, LLP	AC**, NCGC

Jonathan W. Painter*	62	Chair of Kadant Inc.	AC, CC

Lisa M. Schnorr*◆	55	Senior Vice President and Project Lead, Digital Enablement for Constellation Brands, Inc.	AC, CC**

* — Independent Director

◆ — Director Nominee

** — Chair

AC — Audit Committee

CC — Compensation Committee

NCGC — Nominating and Corporate Governance Committee

GRAHAM CORPORATION 2021 PROXY STATEMENT	1

Proxy Statement Summary • Our Business

Our Business

We are a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Our energy markets include oil refining, cogeneration, and alternative power. For the defense industry, our equipment is used in nuclear propulsion power systems for the U.S. Navy. For the chemical and petrochemical industries, our equipment is used in fertilizer, ethylene, methanol and downstream chemical facilities.

Our global brand is built upon our world-renowned engineering expertise in vacuum and heat transfer technology, responsive and flexible service and high quality standards. We design and manufacture custom-engineered ejectors, vacuum pumping systems, surface condensers and vacuum systems. Our equipment can also be found in other diverse applications such as hydrogen fueling systems, compressed natural gas distribution or feeding systems, metal refining, pulp and paper processing, water heating, refrigeration, desalination, food processing, pharmaceutical, and heating, ventilating and air conditioning.

Stockholder Engagement

During 2020, members of management continued to engage with our stockholders on a variety of topics. Despite the pandemic, in 2020 we continued to hold virtual meetings with stockholders and analysts. The feedback gathered from these conversations helped inform the Board’s thinking and helped shape our disclosures in this proxy statement. Some examples of feedback we received and how we responded follow:

What we heard	How we responded

A desire for increased proxy disclosure clarity	We substantially enhanced our disclosures in this proxy statement, adding a summary section and using graphics to provide greater clarity and improve readability.

A continued focus on the compensation of our named executive officers

Even though we are allowed to utilize certain scaled disclosure requirements with respect to the compensation of our named executive officers, to provide transparency, we continue to provide enhanced compensation information in this proxy statement.

Further, as described in this proxy statement, in March 2021, pursuant to an amendment to the employment agreement with Jeffrey F. Glajch, a named executive officer, we revised the severance amounts payable in the event of a termination of Mr. Glajch’s employment with the Company within two years after a change in control.

An interest in our approach to environment, social and governance matters

We have expanded disclosures with respect to our approach to environment, social and governance (“ESG”) matters in this proxy statement.

To help ensure our accountability and progress in these areas, we have appointed Mr. Glajch, our Chief Financial Officer and Corporate Secretary, as the lead officer with responsibility for overseeing and advancing our efforts with respect to ESG initiatives.

In addition, in March 2021, we adopted a Human Rights Policy Statement and a Conflict Minerals Policy, each of which our suppliers and vendors are expected to comply with, as well as a Political Contributions Policy. These policies are further described in this proxy statement.

2	GRAHAM CORPORATION 2021 PROXY STATEMENT

Questions and Answers About the Annual Meeting

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board for the Annual Meeting to be held on Wednesday, July 28, 2021, at 11:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live audio-only webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location, especially in light of the ongoing pandemic. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

We made our proxy materials available to stockholders via the internet or in printed form if requested on or about June 16, 2021. Our proxy materials include the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), the Notice of the Annual Meeting, this proxy statement and the Annual Report. If you requested and received paper copies of the proxy materials by mail, our proxy materials also include the proxy card. These proxy materials, other than the proxy card, can be accessed at www.proxydocs.com/GHM.

The Securities and Exchange Commission’s (the “SEC”) e-proxy rules allow companies to post their proxy materials on the internet and provide only a Notice of Internet Availability to stockholders as an alternative to mailing full sets of proxy materials except upon request. Similar to last year, we elected to use this notice and access model. Unless you previously indicated your preference to receive paper copies of our proxy statement and Annual Report, you should have received a Notice of Internet Availability. The Notice of Internet Availability includes information on how to access our proxy materials on the internet, how to vote and how to request a paper or email copy of the proxy materials at no extra charge this year or on an ongoing basis.

What am I voting on?

At the Annual Meeting, you will vote upon:

(1)	the election of three director nominees identified in this proxy statement;

(2)	a proposal to approve, on an advisory basis, the compensation of our named executive officers; and

(3)	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

Will there be any other items of business addressed at the Annual Meeting?

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

What must I do if I want to participate in the Annual Meeting?

You can participate in the Annual Meeting so long as you register in advance to attend the Annual Meeting at www.proxydocs.com/GHM. You will be asked to provide the control number located inside the shaded gray box on your Notice of Internet Availability or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. Please be sure to follow the instructions found on your Notice of Internet Availability, proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.

By visiting www.proxydocs.com/GHM, pre-registering and then accessing the Annual Meeting as instructed, you will be able to participate in the Annual Meeting, vote your shares and ask questions during the meeting. However, if you do not comply with the procedures outlined above, you may not be admitted to the Annual Meeting.

As always, we encourage you to vote your shares prior to the Annual Meeting. This proxy statement furnishes you with the information you need in order to vote, whether or not you participate in the Annual Meeting.

GRAHAM CORPORATION 2021 PROXY STATEMENT	3

Questions and Answers about the Annual Meeting

Who may vote and how many shares can be cast?

If you owned shares of our common stock at the close of business on June 2, 2021, which is the record date for the annual meeting, then you are entitled to vote your shares at the Annual Meeting. At the close of business on the record date, we had 10,693,486 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares of our common stock were registered directly in your name with our transfer agent, then you are a stockholder of record and your shares will be voted as you indicate. If you are a stockholder of record, there are four ways to vote:

•	By internet at www.proxypush.com/GHM. We encourage you to vote this way.

•	By touch tone telephone: call toll-free at 1-866-256-0715.

•	By completing and mailing your proxy card.

•

By voting during the Annual Meeting before the polls close: To be admitted to the Annual Meeting and vote your shares, you must register and provide the control number as described in the Notice of Internet Availability or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote to ensure your vote is counted. You may still attend and vote during the meeting if you have already voted by proxy. Only the latest vote you submit will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If on the record date, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization which we collectively refer to as a broker, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by that organization along with a voting instruction card. As a beneficial owner, you must vote your shares in the manner prescribed by your broker. Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Your shares will be voted as you indicate. Check the voting instruction card used by that organization to see if it offers internet or telephone voting.

If you hold your shares in street name, you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/GHM. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting over the internet or by telephone that you wish to vote as recommended by our Board or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then a “broker non-vote” occurs. In that case, the broker has discretionary authority to vote your shares with respect to the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (because it is considered a “routine” proposal under the rules of the New York Stock Exchange (the “NYSE”), but cannot vote your shares on any other matters being considered at the Annual Meeting (because they are considered to be non-routine proposals under NYSE rules). When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares.

4	GRAHAM CORPORATION 2021 PROXY STATEMENT

Questions and Answers about the Annual Meeting

What constitutes a quorum for the Annual Meeting?

A quorum is required for our stockholders to conduct business at the Annual Meeting. Pursuant to our amended and restated by-laws, the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will constitute a quorum.

What vote is required to approve each proposal and how does the Board recommend that I vote?

The vote required to approve each proposal, and the Board’s recommendation with respect to each proposal are described below:

Proposal Number	Proposal Description	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

One	Election of the three director nominees identified in this proxy statement	FOR each nominee	Plurality of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting(1)	None	None

Two	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	Majority of the shares eligible to be cast by holders present, in person or by proxy, and entitled to vote at the Annual Meeting(2)	Same effect as a vote cast against the proposal	None

Three	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022	FOR	Majority of the shares eligible to be cast by holders present, in person or by proxy, and entitled to vote at the Annual Meeting(3)	Same effect as vote cast against proposal	N/A because this proposal is a routine matter on which brokers may vote

(1)

Our stockholders elect directors by a plurality vote, which means that the director nominees receiving the most votes will be elected. However, our Corporate Governance Guidelines provide that any nominee for director who receives a greater number of votes “withheld” from his or her election than “for” such election must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of our Board. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

(2)

The advisory vote to approve the compensation of our named executive officers is not binding upon our Board or the Compensation Committee of our Board. However, the Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions.

(3)

We are presenting the appointment of Deloitte & Touche LLP to our stockholders for ratification. The Audit Committee of our Board will consider the outcome of this vote in its future discussions regarding the appointment of our independent registered public accounting firm.

How can I obtain a stockholder list?

A stockholder list will be available for examination by our stockholders during the Annual Meeting and at our principal executive offices at 20 Florence Avenue, Batavia, New York 14020, during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Can I change or revoke my vote?

Your attendance at the Annual Meeting will not automatically revoke your proxy. However, if you are a stockholder of record you can change or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	timely voting again via the internet or by telephone;

•	delivering a timely written notice of revocation to our Corporate Secretary at Graham Corporation, 20 Florence Avenue, Batavia, New York 14020;

•	completing, signing, dating and mailing a timely new proxy card to the address above; or

•	attending the Annual Meeting and voting again.

GRAHAM CORPORATION 2021 PROXY STATEMENT	5

Questions and Answers about the Annual Meeting

Only your last-submitted, timely vote will count at the Annual Meeting.

If you are a street name holder, you must contact your broker to receive instructions as to how you may revoke your proxy instructions.

We encourage you to vote in advance of the Annual Meeting to ensure your vote is counted should you be unable to participate in the Annual Meeting. Stockholders who have pre-registered to attend the Annual Meeting and who have not voted their shares prior to the Annual Meeting or who wish to change their vote will be able to vote their shares electronically at the Annual Meeting while the polls are open. If you properly provide your proxy in time to be voted at the Annual Meeting, it will be voted as you specify unless it is properly revoked prior thereto. If you properly provide your proxy but do not include your voting specifications, the shares represented by the proxy will be voted in accordance with the recommendations of the Board, as described in this proxy statement.

Who is paying for this proxy solicitation?

This proxy solicitation is made by our Board on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone or other means of communication. We will not compensate our directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the names of nominees, which in either case are beneficially owned by others, soliciting materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Can I ask questions at the annual meeting?

If you registered in advance and attend the Annual Meeting, you may submit questions during the Annual Meeting. We encourage you to submit questions at www.proxydocs.com/GHM after logging in with your unique control number provided in connection with your pre-registration for the Annual Meeting.

We expect to respond to questions during the Annual Meeting that are pertinent to meeting matters as time permits. We may group together questions that are substantially similar to avoid repetition.

How can I find out the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

Where can I obtain additional information?

You can obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended March 31, 2021 (“fiscal year 2021”) by:

•	accessing our website at http://www.graham-mfg.com/annual-meeting-proxy-materials;

•	writing to us at: Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020; or

•	telephoning us at (585) 343-2216.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the SEC from the SEC’s EDGAR database located at www.sec.gov.

6	GRAHAM CORPORATION 2021 PROXY STATEMENT

Proposal One: Election of Directors • Nominees Proposed for Election as Directors at the Annual Meeting

Proposal One:

Election of Directors

The Board currently consists of seven members. Our amended and restated by-laws provide for a classified board of directors consisting of three classes of directors, with each class serving a staggered three-year term. As a result, stockholders elect only a portion of our Board each year. The terms of three of our directors, Alan Fortier, James R. Lines, and Lisa M. Schnorr, will expire at the Annual Meeting.

The Nominating and Corporate Governance Committee of our Board has nominated Alan Fortier, James R. Lines, and Lisa M. Schnorr for re-election as directors. If elected, each of Messrs. Fortier and Lines and Ms. Schnorr will hold office for a three-year term expiring in 2024 or until his or her successor is duly elected and qualified. Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the designated proxies reserve the right to vote for such substitute nominee(s) as they, in their discretion, determine. Our amended and restated by-laws do not permit re-election after a director reaches the age of 75.

Board Recommendation

The Board unanimously recommends a vote FOR the election of each of Messrs. Fortier and Lines and Ms. Schnorr as a director to serve for a three-year term expiring in 2024.

Nominees Proposed for Election as Directors at the Annual Meeting

Alan Fortier

Mr. Fortier has served as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm focused on petrochemicals and capital goods companies, since 1988. He has also been a Strategic Advisory Board member for Genstar Capital, a middle market private equity group, since January 2019. In addition, between 2007 and 2016, Mr. Fortier was a guest lecturer at Columbia Business School’s MBA and Executive Education programs.

President of Fortier & Associates, Inc. AGE DIRECTOR SINCE 64 2008 COMMITTEES ▶ Nominating and Corporate Governance (Chair) ▶ Compensation
Qualifications

Mr. Fortier brings to the Board more than 35 years of global industrial experience as a strategy and execution consultant, educator and manager, having helped create value for hundreds of businesses while exceeding aggressive profit targets. Our Board and management team benefit from his extensive background in our served markets, including energy, petrochemicals, chemicals and large engineering firms, as well as his extensive experience advising boards and senior executives of global capital goods businesses on business strategy, mergers and acquisitions, global growth, pricing, organizational development and management control.

GRAHAM CORPORATION 2021 PROXY STATEMENT	7

Proposal One: Election of Directors • Nominees Proposed for Election as Directors at the Annual Meeting

James R. Lines

Mr. Lines became our Chief Executive Officer in January 2008, having previously served as our President and Chief Operating Officer from June 2006 to June 2021. Mr. Lines has served the Company in various capacities since 1984, including Vice President and General Manager, Vice President of Engineering, and Vice President of Sales and Marketing. Prior to joining our management team, he served us as an application engineer and sales engineer as well as a product supervisor. Mr. Lines has been an independent director of Superior Drilling Products (NYSE American: SDPI) since December 2016, where he chairs the audit committee and is a member of the nominating and corporate governance committee and compensation committee.

Chief Executive Officer of the Company AGE DIRECTOR SINCE 60 2006
Qualifications

As our Chief Executive Officer, and as a result of his day-to-day leadership of the business, Mr. Lines provides the Board with valuable insight regarding the operations of our Company and our management team and he performs a critical role in the Board’s discussions regarding strategic planning and development. Our Board also benefits from his historical knowledge of the Company and his broad and in-depth understanding of our markets and customers. Mr. Lines has served the Company in various executive capacities for more than 20 years, and has more than 30 years of experience interacting with our customers, engineering contractors, competitors and similar companies serving the energy markets.

Lisa M. Schnorr

Ms. Schnorr has served as a Senior Vice President for Constellation Brands, Inc. (NYSE: STZ), a leading international producer and marketer of beer, wine and spirits, since January 2018 and has held the role of Project Lead, Digital Enablement for Constellation Brands since October 2019. Ms. Schnorr joined Constellation Brands in May 2004 as Director, Investor Relations and served in various roles including Vice President, JV Business Development from January 2010 to April 2011, Vice President, Compensation & HRIS from May 2011 to January 2014, Senior Vice President, Total Rewards from January 2014 to July 2015, Corporate Controller from July 2015 to January 2018 and most recently served as Chief Financial Officer for Constellation Brands’ Wine and Spirits Division from January 2018 to October 2019.

Senior Vice President and Project Lead, Digital Enablement for Constellation Brands, Inc. AGE DIRECTOR SINCE 55 2014 COMMITTEES ▶ Compensation (Chair) ▶ Audit
Qualifications

With her background in human resources, investor relations and finance with large public companies, Ms. Schnorr offers a global business and organizational perspective to the Board. The Board believes that Ms. Schnorr’s background and expertise enables her to guide us through a continued period of organic and acquisition-related growth and allows her to provide insight and leadership to our Compensation Committee.

8	GRAHAM CORPORATION 2021 PROXY STATEMENT

Proposal One: Election of Directors • Directors Whose Terms Do Not Expire at the Annual Meeting

Directors Whose Terms Do Not Expire at the Annual Meeting

James J. Malvaso

After his retirement as President and Chief Executive Officer of Toyota Material Handling North America, a manufacturer and distributor of Toyota material handling equipment, and Managing Officer of Toyota Industries Corporation, positions he held from April 2010 until March 2012, Mr. Malvaso acted as a senior advisor to Toyota Material Handling Group until May 2013. From 1997 until 2010, Mr. Malvaso served as the Chair, President and Chief Executive Officer of The Raymond Corporation, a subsidiary of Toyota and the North American market leader in electric warehouse trucks, located in Greene, New York.

Chairman of the Company’s Board; Former President and Chief Executive Officer of Toyota Material Handling North America

AGE                           DIRECTOR SINCE

71                   2003

TERM EXPIRES

2022

COMMITTEES

▶  Audit

▶  Compensation

▶  Nominating and Corporate Governance

Qualifications

Mr. Malvaso has proven business acumen, having successfully served as the chief executive officer of large, complex businesses with global operations. His experience with a major industrial equipment company is particularly helpful to our Board in understanding the challenges of global manufacturing, distribution and sales as it relates to the business and strategy of the Company.

Jonathan W. Painter

Mr. Painter has served as the Chair, since July 2019, and a director, since January 2010, of Kadant Inc. (NYSE: KAI), a leading global supplier of components and engineered systems used in process industries, including the pulp and paper industry. From September 2009 to March 2019, Mr. Painter served as President of Kadant and from January 2010 to June 2019, Mr. Painter also served as the Chief Executive Officer of Kadant. Prior to becoming its President, Mr. Painter served as an Executive Vice President from 1997 to September 2009, with supervisory responsibility for Kadant’s stock-preparation and fiber-based products businesses from March 2007 to September 2009.

Chair of Kadant Inc. AGE DIRECTOR SINCE 62 2014 TERM EXPIRES 2022 COMMITTEES ▶ Audit ▶ Compensation
Qualifications

Mr. Painter brings valuable experience to the Board and management as an executive officer of a public company that, similar to us, is in the business of designing, manufacturing and marketing specialized, engineered equipment. The Board believes that Mr. Painter’s diverse experience in operations, finance, mergers and acquisitions and corporate strategy enables him to provide critical insight to the Board and management that will help us to achieve our strategic goals.

James J. Barber, Ph.D.

Dr. Barber has been an independent consultant and the principal of Barber Advisors, LLC, a consulting business advising firms and non-profits in the areas of strategy, management, marketing and operations, since September 2007. From January 2000 to May 2007, Dr. Barber was the President and Chief Executive Officer of Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on plastics, chemicals and energy. He was responsible for transforming Metabolix, Inc. from a research boutique into a leader in “clean tech” and industrial biotechnology.

Dr. Barber has served as the independent non-executive Chair of Itaconix plc (formerly Revolymer plc) (LON: ITX), a specialty chemicals company, since December 2018, and served as a non-executive director of Itaconix plc from September 2016 to November 2018. He has also served as a director of numerous private companies.

Independent Consultant and Principal of Barber Advisors, LLC AGE DIRECTOR SINCE 67 2011 TERM EXPIRES 2023 COMMITTEES ▶ Audit ▶ Nominating and Corporate Governance
Qualifications

Dr. Barber brings to our Board substantial executive level leadership experience and a deep understanding of product and business development in highly technical industries and alternative energy markets. Dr. Barber also has significant experience in structuring both joint venture and acquisition transactions.

GRAHAM CORPORATION 2021 PROXY STATEMENT	9

Proposal One: Election of Directors • Directors Whose Terms Do Not Expire at the Annual Meeting

Gerard T. Mazurkiewicz

Mr. Mazurkiewicz has been a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Buffalo, New York, since 2004. Prior to his tenure at Dopkins & Company, LLP, Mr. Mazurkiewicz spent more than 32 years with KPMG, LLP, and was the partner in charge of KPMG’s upstate New York/Albany tax practice prior to his retirement in 2002. Mr. Mazurkiewicz also serves as a director of a number of private companies and has served on numerous not-for-profit boards and foundations. Mr. Mazurkiewicz is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the New York State Society of Certified Public Accountants.

Tax Partner with Dopkins & Company, LLP AGE DIRECTOR SINCE 74 2007 TERM EXPIRES 2023 COMMITTEES ▶ Audit (Chair) ▶ Nominating and Corporate Governance
Qualifications

With his background of significant accounting and financial experience, Mr. Mazurkiewicz brings to the Board substantial leadership skills and an understanding of how to provide value related to finance, management, operations, and risk.

10	GRAHAM CORPORATION 2021 PROXY STATEMENT

Corporate Governance • Director Independence

Corporate Governance

Director Independence

Our Corporate Governance Guidelines provide that the independence standards of the NYSE govern the independence determinations for the members of our Board. The Board has affirmatively determined that each of Messrs. Barber, Fortier, Malvaso, Mazurkiewicz, Painter and Ms. Schnorr is independent and has no material relationship with us as required by the independence standards of the NYSE. As our employee, Mr. Lines, our Chief Executive Officer, is not independent.

Board Leadership Structure

Mr. Malvaso, a non-executive independent director, serves as Chair of the Board. Our Board believes that its leadership structure, with a non-executive Chair position separate from our Chief Executive Officer, provides appropriate, independent oversight of management. As Chair of our Board, Mr. Malvaso presides at all meetings of the Board and stockholders; presides during regularly held sessions with only the independent directors; encourages and facilitates active participation of all directors; develops the calendar of and agendas for Board meetings in consultation with our Chief Executive Officer and other members of the Board; determines, in consultation with our Chief Executive Officer, the information that should be provided to the Board in advance of meetings; and performs any other duties requested by the Board from time to time.

Committees and Meetings of the Board; Meeting Attendance

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The duties and responsibilities of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are set forth in their respective charters and are described below. The current charter of each committee is available on our website at www.graham-mfg.com under the heading “Investor Relations” and the subheading “Corporate Governance.” Information contained on our website is not a part of this proxy statement.

The following table lists the committees of the Board, the Chairs of each committee, the directors who currently serve on them and the number of committee meetings held in fiscal year 2021.

	Committee Membership
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

James J. Barber, Ph.D.

Alan Fortier

James J. Malvaso

Gerard T. Mazurkiewicz

Jonathan W. Painter

Lisa M. Schnorr

Meetings in fiscal year 2021:	5	3	4

= Chairman

= Member

During fiscal year 2021, the Board held a total of seven meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board, and the total number of meetings of all committees of the Board on which he or she served.

GRAHAM CORPORATION 2021 PROXY STATEMENT	11

Corporate Governance • Committees and Meetings of the Board; Meeting Attendance

The non-management directors meet without members of management present during regularly scheduled executive sessions and at such other times as they deem necessary or appropriate. The Chair of the Board presides over these executive sessions.

Our policy requires that each director attend our annual meeting of stockholders or provide the Chair of the Board with advance notice of the reason for not attending. All of our directors attended our 2020 annual meeting of stockholders.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has affirmatively determined that each member of the Audit Committee satisfies the independence standards of the NYSE applicable to audit committee members and applicable SEC rules. The Board has also determined that Mr. Mazurkiewicz qualifies as an “audit committee financial expert” in accordance with applicable SEC rules based on his education and experience as a certified public accountant and extensive professional work experience as described in his biography under “Proposal One: Election of Directors.”

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche LLP.

The Audit Committee works closely with the Board, our executive management team and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee assists the Board in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the planning for and performance of our internal audit function; and

•	risk management (including risk management relating to cybersecurity).

In addition, the Audit Committee’s responsibilities include reviewing and overseeing any transactions between us and any related person as defined by the SEC’s rules and discussing our guidelines and policies with respect to risk assessment and risk management. The Audit Committee is also responsible for preparing the Audit Committee’s report that the SEC’s rules require to be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter. The Audit Committee’s report appears under the heading “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee evaluates, interviews and nominates candidates for election to the Board and is responsible for oversight of our corporate governance practices.

When identifying director nominees, the Nominating and Corporate Governance Committee solicits suggestions from incumbent directors, management and stockholders. In identifying and evaluating nominees, the Nominating and Corporate Governance Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board; and a firm commitment to the interests of our stockholders. Although the Nominating and Corporate Governance Committee does not maintain a specific written diversity policy, it recognizes the value of diversity and seeks diverse candidates when possible and appropriate and considers diversity in its review of candidates. The Nominating and Corporate Governance Committee believes that diversity includes not only gender and ethnicity, but the various perspectives that come from having differing geographic and cultural backgrounds, viewpoints and life experiences.

In addition, the Nominating and Corporate Governance Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other

12	GRAHAM CORPORATION 2021 PROXY STATEMENT

Corporate Governance • Committees and Meetings of the Board; Meeting Attendance

members of the Board, and the extent to which the candidate would be a desirable addition to the Board and any of its committees. The Nominating and Corporate Governance Committee may consider, among other factors, experience or expertise in our industry, global business, science and technology, competitive positioning, corporate governance, risk management, finance or economics, and public affairs.

Stockholders entitled to vote in the election of directors at any annual meeting may recommend candidates for consideration by the Nominating and Corporate Governance Committee as potential nominees by submitting written recommendations to the attention of our Corporate Secretary at the following address: Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. Stockholder recommendations must contain: (i) each candidate’s name, age, business and residence addresses; (ii) the candidate’s principal occupation or employment; (iii) each candidate’s written consent to serve as a director, if elected; (iv) whether each candidate would be an independent director if elected, and the basis therefore, under the NYSE listing standards; (v) a description of the candidate’s qualifications to be a director; and (vi) such other information regarding each candidate as would be required to be included in the proxy statement pursuant to the SEC’s rules. Any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. In addition, any stockholder submitting a recommendation must provide (i) a description of all arrangements or understandings between the stockholder and each candidate and any other person pursuant to which the nominations were made; (ii) the identification of any person retained by the stockholder or by any candidate, or any person acting on his or her behalf to make solicitations for the purpose of electing such candidate and a brief description of the terms of such arrangement; (iii) a description of any arrangement, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the Company’s share price, or increase or decrease the voting power of the stockholder or beneficial owner with respect to the Company’s shares, and the stockholder’s agreement to notify the Company in writing within five business days after the record date for such meeting of any such arrangement in effect as of the record date for the meeting; and (iv) any such information regarding the stockholder as would be required to be included in a proxy statement or provided to the Company pursuant to the SEC’s rules. The Nominating and Corporate Governance Committee will evaluate director candidates proposed by stockholders using the same criteria, and in the same manner, as described above for other potential nominees.

Compensation Committee

The Compensation Committee annually reviews and approves the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and either as a committee or with the other independent directors of the Board, determines and approves the Chief Executive Officer’s compensation levels. The Compensation Committee also annually reviews and approves salaries, incentive cash awards and other forms of compensation paid to our other executive officers, approves recipients of equity-based awards and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the 2020 Graham Corporation Equity Incentive Plan (the “Equity Incentive Plan”), and any successor plan thereto. The Compensation Committee operates pursuant to its charter and may delegate its authority or responsibility to one or more subcommittees.

The Compensation Committee also reviews and makes recommendations regarding the compensation paid to the Board. More information about the compensation of our directors is set forth under the heading “Director Compensation.” The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to the Board for approval.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that is included in our annual proxy statement and performing such other tasks that are consistent with its charter.

The Compensation Committee recognizes the importance of using an independent consultant that provides services solely to the Compensation Committee and not to management. The Compensation Committee engaged an independent compensation consultant in fiscal year 2021. For more information on the role of the Compensation Committee in determining executive compensation, including its use of an independent consultant, see Compensation Discussion and Analysis under the heading “Executive Compensation.”

GRAHAM CORPORATION 2021 PROXY STATEMENT	13

Corporate Governance • Committees and Meetings of the Board; Meeting Attendance

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board in its governance of our business and corporate operations. The Corporate Governance Guidelines are available on our website at www.graham-mfg.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Political Contribution Policy Statement

In March 2021, the Board adopted a political contribution policy statement, which outlines the Company’s policies, procedures and philosophy regarding its political contributions and activities. It is the Company’s policy not to make independent political expenditures in support of the election or defeat of particular candidates and not to maintain a political action committee. This policy is available on our website at www.graham-mfg.com under the heading “About Graham” and the subheading “Social Responsibility.”

The Board’s Role in Risk Oversight

The Board oversees our risk profile and management’s processes for managing risk, primarily through the Board’s committees. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, our Audit Committee monitors and directs the formal risk management projects implemented by management. Our Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, corporate governance, and the recruitment and retention of talented Board members. Our Compensation Committee focuses on the management of risks that could arise from our compensation policies and programs and, in particular, our executive compensation programs and policies.

As part of its risk oversight responsibilities, the Board and its committees review the policies and processes that senior management uses to manage our risk exposure. In doing so, the Board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to the Company, including, but not limited to, operational, financial, legal, regulatory, strategic and information technology risks (including with respect to cybersecurity).

Communications from Stockholders and other Interested Parties

Stockholders and other interested parties who wish to contact the Board or an individual director, including the independent Chair of the Board or independent directors as a group, should send their communications to the attention of the Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will forward all such communications as directed unless the communication is inappropriate.

14	GRAHAM CORPORATION 2021 PROXY STATEMENT

Environmental and Social Matters • Our Employees

Environmental and Social Matters

To help ensure our accountability and progress, we have appointed Mr. Glajch, our Chief Financial Officer and Corporate Secretary, as the lead officer with responsibility for overseeing and advancing the Company’ efforts with respect to ESG initiatives. In such capacity, Mr. Glajch reviews our ESG efforts with the Board and the various Board committees as appropriate.

Our Employees

The Company’s goal is to be the preferred place to work in our industry, and to attract the best people by creating a culture that is exciting, creative, fun and embraces continuous improvement. The Company’s team members are viewed as an expandable resource and an asset of the Company. We believe that employee development is vital to our continued success and we support the development of our employees through programs such as our internal weld school training, our partnerships for external weld training, our tuition assistance program, and management training classes. Our management is continuously focused on developing an inclusive and respectful work environment where our employees are highly engaged and motivated. Management regularly engages with employees on a broad range of topics, including corporate culture, diversity and inclusion, health and safety, training and development, and compensation and benefits. Safety of our employees is our top priority.

In response to the COVID-19 pandemic, we took steps to ensure the health and safety of our employees, including restricting business travel and site visitors, implementing remote working for certain office employees, deep cleaning of our facilities, prohibiting group gatherings, and encouraging hygiene practices advised by health authorities. We continue to enhance our practices to remain aligned with state and federal guidelines. In addition, we committed to and continued to fully pay our employees, even while our operations were partially or fully shutdown from late March 2020 to the end of May 2020.

Community and Global Reach

We believe that to be successful we need to push ourselves to do our best, for our customers, for our stockholders, for the Company, for ourselves, for those around us, and for the world that we all share. We are committed to supporting the communities in which we do business by leveraging the power of our Company through donations, scholarships, education and participation with certain charitable organizations. We strive to use our capabilities, reach and resources to make a lasting difference in the world.

We believe it is our responsibility to respect human rights in our operations, including, among other things, by opposing human trafficking and the exploitation of children. Accordingly, in March 2021, we adopted a Human Rights Policy Statement to emphasize our strong commitment to human rights. This policy is available on our website at www. graham-mfg.com under the heading “About Graham” and the subheading “Social Responsibility.” We expect our business partners to also treat workers fairly and not engage in human rights abuses.

As another part of being a good corporate citizen, in March 2021, we adopted a Conflict Minerals Policy. This policy, available on our website at graham-mfg.com under the heading “About Graham” and the subheading “Social Responsibility”, is intended to support our commitment to sourcing components and materials from companies that share our values around human rights and ethics. We also communicate to our suppliers our expectation that they will cooperate with our efforts in this area.

GRAHAM CORPORATION 2021 PROXY STATEMENT	15

Environmental and Social Matters • Environmental

Environmental

We believe that a focus on environmental responsibility is fundamental and integral to the work we do every day to serve our customers, create value for our stockholders, and benefit our global community. We have taken steps at our main operations in Batavia, New York to improve energy efficiencies and air quality that are intended to lessen our impact on the environment. In addition, during fiscal 2020, we initiated a capital project to recycle production related wastewater at our Batavia, New York facility. Further, in addition to serving mature fossil-based end markets, we are also entrenched in and support the development of emerging and transformative end markets that rely on alternate and renewable energy sources.

16	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Officers

Executive Officers

As of June 2, 2021, we were served by the following executive officers and Section 16 officers, each of whom was appointed by the Board:

James R. Lines, age 60, became our Chief Executive Officer in January 2008 and served as our President and Chief Operating Officer from June 2006 to June 2021. Further information about Mr. Lines is set forth under “Proposal One: Election of Directors.”

Daniel J. Thoren, age 57, became our President and Chief Operating Officer in June 2021. Prior to joining the Company, Mr. Thoren had been employed by Barber-Nichols Inc. (“BNI”), a premier supplier of specialty turbomachinery, pumps and electronic drives that address critical applications for the defense and aerospace/space industries, from 1991 until June 2021 and served in progressively increasing roles, including his service as BNI’s President and Chief Executive Officer from 1997 until May 2021 and Chairman of the Board of Directors of BNI through June 2021.

Jeffrey F. Glajch, age 58, became our Vice President—Finance & Administration and Chief Financial Officer in March 2009 and our Corporate Secretary in June 2011. Since March 2021, Mr. Glajch has served on the advisory board of M42, a private company utilizing artificial intelligence to assist companies in identifying healthcare fraud. From October 2006 until February 2009, he served as the Chief Financial Officer of Nukote International, a privately held global re-manufacturer of printing and imaging products. Previously, between June 2000 and May 2006, Mr. Glajch was the Chief Financial Officer of Fisher Scientific Canada, a global healthcare and laboratory equipment company.

Matthew Malone, age 34, became our Vice President—Barber-Nichols in June 2021. Prior to joining the Company, Mr. Malone served as the President and Chief Executive Officer of BNI from May 2021 through June 2021, having previously served as BNI’s Vice President of Operations from May 2020 to May 2021, Project Management Office Manager from November 2017 to May 2020, and Project Engineer from July 2015 to November 2017.

Alan E. Smith, age 54, became our Vice President and General Manager—Batavia in July 2015. Mr. Smith served as our Vice President of Operations from July 2007 until July 2015. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydall, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been employed by us for fourteen years, progressing from Project Engineer to Engineering Manager.

Jennifer R. Condame, age 56, became our Chief Accounting Officer in July 2008. She also serves as our Corporate Controller, a position she has held since 1994. From 1992 to 1994, she was our Manager of Accounting and Financial Reporting. Prior to joining us in 1992, Ms. Condame was employed as an Audit Manager by Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP.

GRAHAM CORPORATION 2021 PROXY STATEMENT	17

Executive Compensation • Compensation Discussion and Analysis

Executive Compensation

As a smaller reporting company under the Exchange Act we are not required to provide certain disclosures pursuant to Item 402 of Regulation S-K, however, we have elected to provide such executive compensation information in accordance with certain scaled disclosure requirements allowed of smaller reporting companies to provide transparency with respect to the compensation of our named executive officers.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (the “CD&A”), provides information about the compensation programs for certain of our executive officers named in the fiscal year 2021 Summary Compensation Table. These named executive officers are:

•	James R. Lines, our Chief Executive Officer;

•	Jeffrey F. Glajch, our Vice President - Finance & Administration, Chief Financial Officer and Corporate Secretary; and

•	Alan E. Smith, our Vice President and General Manager - Batavia.

This CD&A includes the philosophy and objectives of the Compensation Committee of our Board, descriptions of each of the elements of our executive compensation programs, and the basis for the compensation decisions we made during fiscal year 2021.

Executive Summary

Fiscal Year 2021 Results

The Compensation Committee’s philosophy focuses on aligning the interests of our named executive officers with those of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. Our executive compensation programs are designed to provide a strong link between the amounts earned by our named executive officers and Company and individual performance.

During fiscal year 2021, our named executive officers continued to implement our strategic plan to diversify, increase productivity, improve processes, and grow our market share in our existing businesses.

We are experiencing weakness in our energy markets, however, our diversification in U.S. Navy work will help mitigate the commercial market challenges. The COVID-19 pandemic has resulted in a significantly volatile economic and capital markets environment, which makes the future performance of our core markets less predictable. Highlights of our financial results for fiscal year 2021 are as follows:

•	Net sales for fiscal year 2021 were $97.5 million, up 8% compared with $90.6 million in the fiscal year ended March 31, 2020 (“fiscal year 2020”); and

•	Net income for fiscal year 2021 was $2.4 million, or $0.24 per diluted share, compared to net income for fiscal year 2020 of $1.9 million, or $0.19 per diluted share.

During fiscal year 2021:

•	Corporate resources continued to support stable revenue markets, such as those for the U.S. Navy;

•	We returned $4.39 million to our stockholders as dividends in fiscal year 2021, compared with $4.25 million in fiscal year 2020;

•	We secured $69 million in new orders for the U.S. Navy and expanded backlog for that market to $104 million; and

•	We ended the fiscal year with a solid balance sheet that was free of bank debt, providing us substantial financial flexibility.

18	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Compensation Discussion and Analysis

In line with our pay-for-performance philosophy, in fiscal year 2021, our named executive officers realized the following compensation based on our fiscal year 2021 financial performance and their individual performance:

•

As described more fully under the heading “Annual Cash Incentive Compensation” in this CD&A, for fiscal year 2021 the Compensation Committee set challenging targets for two key financial metrics: net income and bookings. Our performance level of the net income metric exceeded target and met the maximum level for the bookings metric, despite the unprecedented pandemic and its negative impact on our markets. These levels of Company performance, as well as our named executive officers’ achievement against their individual goals, resulted in the payment of annual cash incentive compensation above target levels. We report the annual cash incentive compensation earned by each of the named executive officers during fiscal year 2021 in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2021 Summary Compensation Table.

•

The performance-vested restricted stock granted to our named executive officers in fiscal year 2019 vested at 33% of target levels, based on Company results above threshold levels for the total stockholder return and below threshold levels for EBITDA margin(1) metrics. These shares previously were shown at the target level in the “All Other Stock Awards” column of the Fiscal Year 2019 Grants of Plan-Based Awards table in our proxy statement for the 2019 annual meeting.

	Number of Shares of Performance-Vested Restricted Stock
Named Executive Officer	Target Grant 2019	Realized in 2021

James R. Lines	5,813	1,889

Jeffrey F. Glajch	2,675	869

Alan E. Smith	2,387	776

Our “Pay for Performance” Philosophy

Our executive compensation programs contain key components and features that reinforce our “pay for performance” philosophy. For example:

•

A significant portion of our named executive officers’ compensation is “at-risk,” and depends on either meeting performance-based criteria or continuing in service to the Company. Both our short-term and long-term incentive compensation programs use goals that tie to our performance in key financial metrics. We pay 50% of our long-term incentive compensation in shares of performance-vested restricted stock. The shares of performance-vested restricted stock cliff vest on the third anniversary of the date of grant only upon the achievement of predetermined performance metrics. Our named executive officers receive the other 50% of long-term incentive compensation in restricted stock that time vests in equal installments of 33 1/3% on each anniversary of the date of grant, subject to the executive officer’s continued service at each such date.

•

We require all of our named executive officers to hold substantial amounts of our stock. We believe that our robust stock ownership guidelines drive an ownership culture and enhance the connection between our management and our stockholders.

•	We do not reimburse or “gross-up” our named executive officers for any of the taxes associated with any of the compensation and benefits we provide to them.

•

We maintain “double-triggered” provisions in our agreements with our named executive officers under which payment is triggered only by certain terminations of employment subsequent to a change in control of our Company.

•	The Compensation Committee incorporates tally sheets as an analytical tool as part of its annual executive compensation review to help ensure that compensation is consistent with performance goals.

•	We provide limited perquisites and personal benefits beyond those provided to all other employees.

•	Our policies strictly prohibit our executive officers and directors from engaging in any hedging, pledging, or other monetization transactions involving our securities.

(1)

EBITDA Margin is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of EBITDA Margin to the most directly comparable GAAP measure, see Appendix A to this proxy statement.

GRAHAM CORPORATION 2021 PROXY STATEMENT	19

Executive Compensation • Compensation Discussion and Analysis

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•

to provide market competitive compensation that includes an appropriate balance of fixed and incentive elements which allows us to both attract and retain executive personnel best suited by training, ability, and other relevant criteria for our management requirements;

•	to align our incentive compensation programs with superior business performance in order to maximize stockholder value; and

•	to avoid compensation incentives that create undue financial or business risk for our Company.

The Compensation Committee reviews the market median and also considers measures of Company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, EBITDA margin, total market value, average working capital, performance relative to the market, and total stockholder return. As described further below under the heading “Use of Peer Group Compensation Data and Tally Sheets,” from time to time, the Compensation Committee reviews data on the executive compensation programs of other comparably-sized companies both within our industry and in our geographic region as part of the process of establishing and maintaining our executive compensation programs.

We designed our executive compensation programs to reward our named executive officers for Company and individual performance that maximizes stockholder value. We describe the Company and individual performance measures that the Compensation Committee takes into account in determining cash and equity-based incentive awards for our named executive officers below under the headings “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation,” respectively.

How we Make Compensation Decisions

Role of the Compensation Committee

The Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy, principles, and objectives. The Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, as well as cash and equity-based incentive awards for each of our named executive officers. We provide additional information about the Compensation Committee under the heading “Corporate Governance.”

Role of Named Executive Officers in Compensation Decisions

Within the framework of the executive compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, our Chief Executive Officer annually reviews the performance of our other named executive officers and presents such performance information to the Compensation Committee. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the salary, cash incentive and equity-based incentive compensation paid to our other named executive officers. The Compensation Committee considers such performance information in determining each element of compensation for the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our Chief Executive Officer. The Compensation Committee annually reviews the performance of our Chief Executive Officer. Our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

On an annual basis, our Chief Executive Officer also approves and recommends to the Compensation Committee the individual objectives for our other named executive officers under the Stock Bonus Plan and Cash Bonus Program. The Chair of our Compensation Committee, in consultation with the Chair of the Board, approves individual objectives for our Chief Executive Officer.

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Executive Compensation • Compensation Discussion and Analysis

Use of Outside Consultants by the Compensation Committee

The Compensation Committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. The Compensation Committee periodically engages outside consultants to educate and inform Committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keeps the Compensation Committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also may advise the Compensation Committee with respect to various compensation alternatives, provide the Compensation Committee with relevant market compensation data and assist the Committee in analyzing such data when making compensation decisions.

The Compensation Committee typically engages a compensation consultant every few years. During fiscal year 2021, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to assist the Compensation Committee with respect to the amendment of Mr. Glajch’s employment agreement.

Use of Peer Group Compensation Data and Tally Sheets

Peer Group Compensation Data. When making compensation decisions, the Compensation Committee may consider executive compensation programs and individual elements of compensation paid to other named executive officers at a group of comparably-sized companies both within our industry and in our geographic region or which we otherwise consider to be our peers. When selecting our peer group shown below, the Compensation Committee considered the companies’ revenue, market capitalization, number of employees, and industry classification.

Allied Motion Technologies Inc.	DMC Global, Inc.	Omega Flex, Inc.
Ampco-Pittsburgh Corporation	The Gorman-Rupp Company	Orbital Energy Group, Inc.
Aspen Aerogels, Inc.	Helios Technologies	The Eastern Co.
Badger Meter, Inc.	Hurco Companies, Inc.
CECO Environmental Corp.	Natural Gas Services Group, Inc.

The Compensation Committee may use peer group compensation data to provide an informational perspective on our compensation practices, levels of base salary, and the design of annual cash and long-term equity incentive compensation programs and the overall competitiveness of our compensation program.

Tally Sheets. The Compensation Committee analyzes tally sheets prepared for each named executive officer as part of its responsibilities for our executive compensation programs. Tally sheets present the dollar amount of each component of compensation for each named executive officer. The purpose of tally sheets is to bring together, in summary form, all of the elements of total direct compensation for our named executive officers so that the Compensation Committee may analyze both the individual elements of compensation (including the weighting of each element as compared to each other element) and the aggregate amount of total direct compensation. During fiscal year 2021, the Compensation Committee regularly used tally sheets to assist in its review of the compensation of our named executive officers. No compensation changes were made with respect to fiscal year 2021 compensation based on those reviews.

Executive Compensation Components

As discussed in greater detail below, our compensation philosophy focuses on aligning the total direct compensation of our named executive officers with the interests of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. We use the term “total direct compensation” to refer to the sum of base salary, annual incentive compensation, and long-term incentive compensation.

Total Direct Compensation	=	Base Salary	+	Annual Incentive Compensation	+	Long-Term Incentive Compensation

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Executive Compensation • Compensation Discussion and Analysis

The components of total direct compensation granted during fiscal year 2021 were:

Compensation Element	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Provide compensation that is not “at-risk” to compensate our named executive officers for services rendered during the fiscal year	Not performance based

Annual Incentive Compensation	Cash	Motivate our named executive officers to attain vital short-term Company and individual objectives	Net income, bookings, and individual officer goals linked to achievement of Company strategic objectives

Long-term Incentive Compensation	Performance-Vested Restricted Stock	Incent our named executive officers to focus on Company growth, align their compensation with our business strategy, and create value for our stockholders	Our achievement over a three year period of Total Stockholder Return compared to the Russell 2000 Capital Goods and Energy Composite Rankings (using a 20-day price average at the start and end of the three-year period commencing April 1, 2020 and ending March 31, 2023)

	Time-Vested Restricted Stock	Encourage retention of our named executive officers over a three-year period	Not performance based

The Compensation Committee seeks to align our annual and long-term compensation elements to our strategic plan. We strive to strike a balance between establishing incentives that motivate our named executive officers to achieve meaningful results, while ensuring that we sufficiently recognize our named executive officers for achieving results that are within their control. The Compensation Committee believes that the diversity of the selected forms of compensation and the applicable performance metrics help to manage the pay for performance challenges presented by the cyclicality of our business while creating the proper focus among our named executive officers to facilitate our growth.

We establish each element comprising target total direct compensation for the named executive officers annually. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and Company performance and goals.

We generally do not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. We believe that reducing or limiting restricted stock awards because of prior gains realized by a named executive officer would unfairly penalize the officer for outstanding past performance and reduce the motivation for continued outstanding achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control,” do not affect our decisions regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

In support of our “pay for performance” philosophy, our executive compensation is heavily weighted toward incentive (variable) compensation, and the proportion of variable, or “at risk,” compensation increases as the level of responsibility increases. As shown below, in fiscal year 2021, we provide 63% of our Chief Executive Officer’s target compensation through annual and long-term incentive compensation, and, on average, we provide 52% of our other named executive officers’ target compensation through annual and long-term incentive compensation.

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Executive Compensation • Compensation Discussion and Analysis

Fiscal Year 2021 Total Target Compensation*

*

The fair market value of time-vested restricted stock is based upon the closing price at the date of grant and the fair market value of market-based performance restricted stock is based upon a Monte Carlo valuation model.

We also provide compensation and benefits to our named executive officers through the following programs:

Compensation Element	Form of Compensation	Purpose

Health and welfare plans	Eligibility to receive health and other welfare benefits paid for by the Company, including life insurance, short-term and long-term disability insurance, and a comprehensive medical and dental plan	Provide a competitive employee benefits program

Retirement benefits	Named executive officers hired prior to January 1, 2003 (Mr. Lines and Mr. Smith) participate in a qualified defined benefit pension plan, a qualified defined contribution plan, and a non-qualified supplemental retirement plan. Named executive officers hired on or after January 1, 2003 (Mr. Glajch) participate only in the qualified defined contribution plan and receive an additional Company contribution under such plan in lieu of their participation in the defined benefit pension plan	Provide an incentive for long-term retention of our named executive officers

Limited perquisites and other personal benefits	A $5,000 allowance for our Chief Executive Officer ($2,500 for our other named executive officers) to purchase term life insurance and an additional amount necessary to purchase a personal umbrella insurance policy	Provide a competitive compensation package, facilitate strong, focused performance and better enable us to attract and retain superior employees for key positions

GRAHAM CORPORATION 2021 PROXY STATEMENT	23

Executive Compensation • Compensation Discussion and Analysis

Stockholder Advisory Vote on Executive Compensation

At our 2020 annual meeting of stockholders, our stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2020 proxy statement, referred to as a “say-on-pay” vote.

At our 2017 annual meeting of stockholders, our stockholders expressed a preference that the “say-on-pay” vote take place on the annual basis recommended by our Board. This preference was subsequently adopted by our Board, and so we are providing our stockholders with a “say-on-pay” vote this year.

The Compensation Committee evaluated the positive results of the 2020 “say-on-pay” vote as well as the other factors discussed in this CD&A. Each of these factors informed the Compensation Committee’s decisions regarding our executive compensation programs.

Annual Base Salaries

The Compensation Committee reviews base salaries for each of our named executive officers at least annually. In general, the Compensation Committee sets base salaries based on the following factors:

•	Company performance;

•	individual performance;

•	job responsibilities;

•	internal pay equity; and

•	base salary levels of similar positions in our peer group.

The annual base salaries for Messrs. Lines, Glajch, and Smith at March 31, 2020 were $500,000, $325,000 and $257,560, respectively. The Compensation Committee approved 3% increases to the base salaries of each of our named executive officers other than Mr. Lines, effective April 1, 2021 (the first day of our fiscal year ending March 31, 2022), increasing the base salaries for Messrs. Glajch and Smith to $334,750 and $265,287, respectively. The increases to the base salaries of each of our named executive officers other than Mr. Lines were consistent with salary increases implemented to all employees on a company-wide basis. For additional information about the annual base salaries of our named executive officers, see “Fiscal Year 2021 Summary Compensation Table” below.

Annual Cash Incentive Compensation

Our Annual Executive Cash Bonus Program, which we refer to as the Cash Bonus Program, is designed to compensate our named executive officers for above-average performance through an annual cash incentive award related both to Company and individual performance. We instituted the Cash Bonus Program to effectively align short-term individual performance with Company performance.

The Compensation Committee designed the Cash Bonus Program to provide a clear link between the named executive officers’ goals and our performance and business objectives. In fiscal year 2021, the Compensation Committee used a combination of net income, bookings, and personal objectives as the performance metrics to evaluate our named executive officers’ performance under the Cash Bonus Program. The net income performance metric is based on 2021 fiscal year-end results. Bookings represent new orders received from customers requesting us to supply products and services and entered into backlog during fiscal year 2021, reduced by any backlog cancellations. The Compensation Committee selected net income and bookings achieved as the quantitative measures of short-term performance because it believes that these metrics impact our annual profitability and growth.

For fiscal year 2021, the Compensation Committee established personal goals for our named executive officers, which included the following:

•	Mr. Lines - deploy capital to expand revenue, strengthen sustained earnings, reduce earnings volatility, and improve return on invested capital.

•	Mr. Glajch - deploy capital to expand revenue, strengthen sustained earnings, reduce earnings volatility, and improve return on invested capital.

•	Mr. Smith - expand defense backlog, strengthen relationships with defense market customers, and execute organizational development strategy.

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Executive Compensation • Compensation Discussion and Analysis

The Compensation Committee assigned the weightings applicable to the three metrics to align our named executive officers’ goals with our current business objectives as follows:

Metric	Weighting

Net income	40%

Bookings	40%

Personal goals	20%

The Compensation Committee typically establishes the goals for the Cash Bonus Program during our annual budgeting process following the commencement of the fiscal year. The Compensation Committee typically approves such goals during our first quarter, subject to the ratification of the Board. The Chair of our Compensation Committee, in consultation with the Chair of the Board, approves personal goals for our Chief Executive Officer. Our Chief Executive Officer develops the personal goals for our other named executive officers in alignment with our corporate strategy and recommends these goals to our Compensation Committee Chair for approval.

For fiscal year 2021, the Compensation Committee set target bonus levels at 100% attainment of both Company and individual objectives as follows: Mr. Lines - 80% of base salary; Mr. Glajch - 50% of base salary; and Mr. Smith - 50% of base salary. The Compensation Committee uses a stretch maximum payout level to better incentivize and reward above target performance. Each named executive officer may receive anywhere from 0% to 200% of his target bonus level depending on the attainment of objectives, as follows:

Target Level	Net Income Payout as Percentage of Target Bonus	Bookings Payout as Percentage of Target Bonus

Below Threshold	0%	0%

Threshold	25%	25%

Above Threshold	50%	50%

Target	100%	100%

Maximum	200%	200%

We may use linear interpolation to determine the percentage of the target bonus payable based on performance in between threshold and target or target and maximum. The Compensation Committee may consider extraordinary events that either positively or negatively affect financial performance, and may in its discretion, include or exclude the impact of these events in approving awards under the Cash Bonus Program. The Compensation Committee did not exercise this discretion during fiscal year 2021.

For fiscal year 2021, threshold, target, maximum, and actual quantitative performance metrics used under the Cash Bonus Program were as follows (millions of dollars):

Performance Measure	Threshold	Target	Maximum	Actual

Net Income	$ 1.2	$ 2.3	$ 3.2	$ 2.4

Bookings	$75.0	$95.0	$120.0	$121.6

At its May 26, 2021 meeting, the Compensation Committee reviewed each named executive officer’s achievement of Company and individual objectives during fiscal year 2021 and approved the award of cash incentive compensation under the Cash Bonus Program. Based on our performance during fiscal year 2021, the Compensation Committee determined that our named executive officers exceeded target level of the net income component and met the maximum level of the bookings component of the Cash Bonus Program. The Compensation Committee determined that each of our named executive officers achieved the following percentages of their respective target personal goals:

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Executive Compensation • Compensation Discussion and Analysis

Mr. Lines - 200%; Mr. Glajch - 200%; and Mr. Smith - 147%. Based on these results, the cash incentive compensation earned under the Cash Bonus Program for our named executive officers for fiscal year 2021 was as follows:

Named Executive Officer	Bonus Award	Percent of Target Bonus	Percent of Maximum Available Bonus

James R. Lines	$652,800	163%	82%

Jeffrey F. Glajch	$265,200	163%	82%

Alan E. Smith	$196,518	153%	76%

The Compensation Committee sets what it believes are challenging goals for maximum bonus awards and expects that maximum bonus awards will be made only in extraordinary circumstances.

The amount of these cash awards earned by each named executive officer in fiscal year 2021 is shown in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2021 Summary Compensation Table.

Under the Cash Bonus Program, special awards may be made to a named executive officer who has made an extraordinary contribution to us during the fiscal year. Such awards are generally recommended in writing by our Chief Executive Officer to the Chair of the Compensation Committee and approved by the Compensation Committee before grant. The Compensation Committee did not approve any such awards in fiscal year 2021.

Long-Term Equity Incentive Compensation

The Compensation Committee designed our Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, which we refer to as the Stock Bonus Plan, to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average Company performance. Our long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered by the companies constituting our peer group. We issue shares of restricted stock pursuant to our Equity Incentive Plan, a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property. All of our named executive officers are eligible to participate in the Equity Incentive Plan.

The Compensation Committee designed the Stock Bonus Plan to create a tight link between the named executive officers’ goals and the Company’s performance and business objectives. In fiscal year 2021, the Compensation Committee granted half of the restricted stock awards in time-vested restricted stock, and the other half in performance-vested restricted stock. The Compensation Committee chose these forms of awards in consideration of the Company’s current approach to risk and the traditional cyclicality of the Company’s business.

Time-Vested Restricted Stock. We grant time-vested restricted stock because we believe that time-vested restricted stock helps us retain our named executive officers by offering our named executive officers the opportunity to receive shares of our common stock if they continue to be employed by us on the date the time-vested restricted stock vests. The Compensation Committee determines the number of shares of time-vested restricted stock to award to our named executive officers under the Stock Bonus Plan based on a percentage of each named executive officer’s annual base salary. Unless the Compensation Committee determines otherwise, shares granted vest in installments of one-third on each anniversary of grant.

Performance-Vested Restricted Stock. We grant performance-vested restricted stock because we believe that performance-vested restricted stock helps us reward our named executive officers by conditioning the grant of restricted stock upon the satisfaction of predetermined Company objectives. Unless the Compensation Committee determines otherwise, the shares of performance-vested restricted stock cliff vest on the third anniversary of the date of grant, subject to satisfaction of the performance metrics for the applicable three-year period. The Compensation Committee typically sets the metrics applicable to the performance-vested restricted stock just prior to the start of the fiscal year and finalizes and approves such metrics and the other terms of the restricted stock grants during our first quarter.

For fiscal year 2021 grants, the performance metric applicable to the performance-vested restricted stock is our achievement over a three year period of Total Stockholder Return compared to the Russell 2000 Capital Goods and Energy Composite Rankings (using a 20 day price average at the start and end of the three year period commencing April 1, 2020 and ending March 31, 2023). Once the Compensation Committee determines the achievement of the

26	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Compensation Discussion and Analysis

performance criteria for fiscal year 2023, it will adjust the actual number of shares to which each named executive officer is entitled accordingly. Any unearned shares are forfeited back to the Company.

The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our business and financial plan for the year. When establishing performance goals, the Compensation Committee reviews and discusses our business and financial plans for that year and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the year as well as individual payment thresholds, targets and maximums for each goal.

Forfeitures. If the named executive officers terminate their employment for reasons other than death or disability prior to the vesting of restricted shares, they will forfeit those shares.

Additional information regarding the restricted stock awards granted to each named executive officer in fiscal year 2021 is set forth in the Fiscal Year 2021 Summary Compensation Table, the Fiscal Year 2021 Grants of Plan-Based Awards Table, and in the narrative that follows the tables.

Perquisites and Other Personal Benefits

We provide limited perquisites and benefits to attract, retain, and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

During fiscal year 2021, we paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, all of our named executive officers participate in our short-term disability program that is available to our managers and executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are generally available to our salaried employees.

Our named executive officers also receive up to $2,500 for the purpose of purchasing term life insurance with a named beneficiary of each officer’s choosing as well as an additional amount necessary for our named executive officers to purchase a personal umbrella insurance policy. Our Chief Executive Officer is entitled to up to $5,000 for the purpose of purchasing term life insurance.

Retirement Benefits

We provide retirement benefits to our named executive officers to attract, retain, and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

Mr. Lines and Mr. Smith are each eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement, reduced to take into account a participant’s Social Security benefits paid for by the Company.

All of our named executive officers currently employed by us participate in our Incentive Savings Plan (the “401(k) Plan”), which is a defined contribution plan that provides for both employer and employee contributions. The 401(k) Plan uses a “safe harbor” design that provides for a matching contribution of 100% of a participant’s deferrals up to 3% of compensation plus 50% of deferrals in excess of 3% but not in excess of 5% of compensation (for a maximum 4% matching contribution). Additionally, eligible employees hired after January 1, 2003, which includes Mr. Glajch, with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $285,000 of compensation, as adjusted for cost-of-living increases, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The amounts allocated to participants under the 401(k) Plan fully vest after four years of employment.

We also make available to our named executive officers who participate in our Retirement Income Plan our Supplemental Executive Retirement Plan, which we refer to as the Supplemental Plan. The Supplemental Plan is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide, but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by Section 415 of the Internal Revenue Code.

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Executive Compensation • Compensation Discussion and Analysis

We have provided more information about our defined benefit retirement plans and the benefits payable to our named executive officers under such plans under the heading “Pension Benefits at March 31, 2021.”

Employment Agreements and Potential Payments upon Termination or Change in Control

We have employment agreements with each of our named executive officers. The decisions to enter into employment agreements and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth. The material terms of the employment agreements with certain of our named executive officers are described under the heading “Employment Agreements” in the Narrative to the Fiscal Year 2021 Summary Compensation Table and Fiscal Year 2021 Grants of Plan-Based Awards Table.

Pursuant to their respective employment agreements, we have agreed to provide payments to certain of our named executive officers in the event of a termination of employment as a result of normal and early retirement, involuntary termination, death, and disability. Mr. Lines and Mr. Glajch are also eligible to receive additional payments in the event of termination following a change in control. In March 2021, we agreed to amend Mr. Glajch’s employment agreement to revise the severance amounts payable in the event of a termination of Mr. Glajch’s employment with the Company within two years after a change in control. We believe these arrangements promote stability and continuity of leadership to the benefit of our named executive officers and the Company. See “Potential Payments upon Termination or Change in Control” for further information regarding these arrangements.

Stock Ownership Guidelines

In order to more closely align the interests of our named executive officers with the interests of our stockholders, the Compensation Committee has established minimum stock ownership guidelines that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. A summary of our current stock ownership guidelines for our named executive officers is as follows:

Position	Stock Ownership Guideline

Chief Executive Officer	Common stock with a value equal to at least 4.00 times his annual base salary

Other named executive officers	Common stock with a value equal to at least 2.00 times his annual base salary

Our stock ownership guidelines also require our named executive officers to retain 50% of the net shares realized (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines, unless waived by the Chair of the Compensation Committee.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our named executive officers. Under the guidelines, our named executive officers are directed to be in compliance with their respective ownership objectives within five years of becoming a named executive officer. If a named executive officer does not meet his ownership guidelines, the Compensation Committee may take that fact into consideration when evaluating such executive’s overall performance. As of the end of fiscal year 2021, none of our named executive officers were in compliance with our stock ownership guidelines due to the increase in the guidelines in fiscal 2020.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules, and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation, which we refer to as FASB ASC Topic 718, formerly SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Equity Incentive Plan.

28	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Risk Considerations in our Compensation Programs

Risk Considerations in our Compensation Programs

At least one time each year, we undertake a Company-wide analysis of our compensation programs to assess whether they create risks that are reasonably likely to have a material adverse effect on our business. In fiscal year 2021, the Compensation Committee conducted its own risk assessment for our compensation programs and plans. As part of that assessment, the Compensation Committee reviewed the intent, purposes, and practices of our compensation programs and plans. The Compensation Committee conducted this review in connection with a review of our business and growth strategies. Based on these reviews, we have concluded that our compensation programs are appropriately tailored to encourage employees to grow our business, but not incentivize them to do so in a way that is reasonably likely to have a material adverse effect on our Company.

For example, our Cash Bonus Program and our Stock Bonus Plan, which are our two primary executive compensation programs, balance each other by providing compensation that rewards short-term (Cash Bonus Program) and long-term (Stock Bonus Plan) performance. The Cash Bonus Program balances risk by considering several performance metrics and capping the maximum payout a named executive officer can receive at 200% of target bonus level (target bonus level is between 80% and 50% of base salary for each of our named executive officers). In addition, our Stock Bonus Plan provides balanced incentives through equity-based compensation awards, which include time-vested restricted stock and performance-vested restricted stock. The Compensation Committee believes that this mix of incentives, together with our executive stock ownership guidelines, encourages our named executive officers to achieve both short-term operating and long-term strategic objectives, including the long-term performance of our stock.

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Executive Compensation • Fiscal Year 2021 Summary Compensation Table

Fiscal Year 2021 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services rendered to us in all capacities for the fiscal years ended March 31, 2021 and 2020.

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
James R. Lines	2021	500,000	—	468,174	652,800	255,003	17,332	1,893,309
CEO	2020	500,000	—	451,834	—	619,514	41,086	1,612,434
Jeffrey F. Glajch	2021	325,000	—	190,190	265,200	—	26,143	806,533
VP - Finance &	2020	309,858	—	163,055	—	—	26,280	499,193
Administration and CFO
Alan E. Smith	2021	257,560	—	150,718	196,518	133,408	15,893	754,097
VP and General Manager - Batavia	2020	257,560	—	145,449	32,710	261,196	15,500	712,415

(1)	The amounts shown in this column include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our 401(k) Plan.

(2)

Restricted stock awards are granted under our Existing Equity Incentive Plan. The dollar values of time-vested restricted stock awards shown in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-vested restricted stock awards shown in this column is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The maximum value of the performance-vested restricted stock awards, assuming the highest level of performance conditions is achieved, is as follows as of the date of grant: Mr. Lines - $536,538; Mr. Glajch - $217,888; and Mr. Smith - $172,668. We discuss the assumptions used to calculate grant date fair value in Note 1 (The Company and Its Accounting Policies) and Note 13 (Equity Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2021.

(3)	Additional information regarding the performance-vested restricted stock granted to our named executive officers in fiscal year 2021 is shown in the Fiscal Year 2021 Grants of Plan-Based Awards table.

(4)

The amounts shown in this column reflect the cash payment made to our named executive officers under the Cash Bonus Program in effect for fiscal year 2021. Payments under the Cash Bonus Program were determined by the Compensation Committee on May 26, 2021.

(5)

The amounts shown in this column reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Plan. See “Pension Benefits at March 31, 2021” for more information on our Retirement Income Plan and our Supplemental Plan.

(6)	All Other Compensation consists of the following:

Named Executive Officer	Insurance ($)	401(k) Plan Matching Contributions ($)	401(k) Plan Non-elective Contributions ($)	Service Award	Total ($)
James R. Lines	5,932	11,400	—	—	17,332
Jeffrey F. Glajch	5,480	11,400	9,623	—	26,143
Alan E. Smith	4,493	11,400	—	—	15,893

30	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Fiscal Year 2021 Grants of Plan-Based Awards

Fiscal Year 2021 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation and restricted stock during fiscal year 2021 to our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James R. Lines	Performance- Vested Restricted Stock	6/9/20				7,087	14,174	28,348		268,186
	Time-Vested Restricted Stock	6/9/20							14,174	199,995
	Annual Incentive		120,000	400,000	800,000
Jeffrey F. Glajch	Performance- Vested Restricted Stock	6/9/20				2,879	5,758	11,516		108,950
	Time-Vested Restricted Stock	6/9/20							5,758	81,245
	Annual Incentive		48,750	162,500	325,000
Alan E. Smith	Performance- Vested Restricted Stock	6/9/20				2,282	4,563	9,126		86,342
	Time-Vested Restricted Stock	6/9/20							4,563	64,384
	Annual Incentive		38,634	128,780	257,560

(1)

The amounts shown in these columns reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2021 based upon the achievement of Company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2021 by our named executive officers under our Cash Bonus Program are set forth in the “Non-Equity Incentive Plan Compensation” column in the Fiscal Year 2021 Summary Compensation Table. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Cash Incentive Compensation” in the CD&A.

(2)

The dollar values of stock options and restricted stock disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance-vested restricted stock awards is computed based upon the probable outcome of the performance goals as of the grant date. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 1 (The Company and Its Accounting Policies) and Note 13 (Equity Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2021.

GRAHAM CORPORATION 2021 PROXY STATEMENT	31

Executive Compensation • Narrative to the Fiscal Year 2021 Summary Compensation Table and Fiscal Year 2021 Grants of Plan-Based Awards Table

Narrative to the Fiscal Year 2021 Summary Compensation Table and Fiscal Year 2021 Grants of Plan-Based Awards Table

Awards Granted in Fiscal Year 2021

The Compensation Committee determines the number of shares of restricted stock to award to our named executive officers based on a percentage of each named executive officer’s annual base salary. The Compensation Committee determined the number of shares of performance-vested restricted stock to award to our named executive officers by using each such officer’s Long-Term Incentive Percentage, which we refer to as the L-T Percentage. For fiscal year 2020, the L-T Percentage in effect for each of our named executive officers was as follows: Mr. Lines - 80%; Mr. Glajch - 50%; and Mr. Smith - 50%.

The number of shares of restricted stock was determined by multiplying 50% of each named executive officer’s base salary then in effect by such officer’s L-T Percentage, and then dividing the product by the closing price of our common stock on the date of grant.

The closing price of our common stock on June 9, 2020 was $14.11 without adjusting for the payment of dividends. The number of shares of time-vested restricted stock and the number of shares of performance-vested restricted stock granted to our named executive officers in fiscal year 2021 are as follows:

	Number of Shares of Restricted Stock Granted
Named Executive Officer	Performance-Vested(1)(2)	Time-Vested(1)
James R. Lines	28,348	14,174
Jeffrey F. Glajch	11,516	5,758
Alan E. Smith	9,126	4,563

(1)

In the event a named executive officer’s employment terminates prior to the conclusion of the applicable vesting period for reasons other than death or disability, such officer’s right to receive the restricted stock will be forfeited.

(2)

The number of shares that will vest at the end of fiscal year 2023 is based upon our achievement over a three-year period of Total Stockholder Return compared to the Russell 2000 Capital Goods and Energy Composite Rankings (using a 20 day price average at the start and end of the three year period commencing April 1, 2020 and ending March 31, 2023). Once achievement of the performance criteria is determined for fiscal year 2023, the actual number of shares to which each named executive officer is entitled will be adjusted accordingly, with any unearned shares being forfeited back to the Company. The number of shares assumes achievement of the performance criteria for a maximum award.

Vesting

Beginning with grants made during fiscal year 2015, shares of time-vested restricted stock vest in installments of one-third on each anniversary of grant over three years assuming the named executive officer is employed by us on the date the time-vested restricted stock vests. The shares of performance-vested restricted stock cliff vest on the last day of the third fiscal year following the fiscal year of grant, subject to satisfaction of the performance metrics for the applicable three-year period. We pay dividends on unvested restricted stock at the same rate as paid on our common stock.

Option Grants

Prior to fiscal year 2014, we granted stock options under the Equity Incentive Plan. Our named executive officers only realize the compensation if our stock price increases over the term of the award, which aligned this element of compensation with our performance. Outstanding stock options vest over a three-year period, with 33 1/3% of the shares subject to such option vesting on each of the first, second, and third anniversaries of the date of grant.

Employment Agreements

During fiscal year 2021, we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of each of these employment agreements.

James R. Lines. On August 1, 2006, we entered into an employment agreement with Mr. Lines, as subsequently amended on December 31, 2008, which provides that Mr. Lines will receive an annual minimum base salary as well as

32	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Narrative to the Fiscal Year 2021 Summary Compensation Table and Fiscal Year 2021 Grants of Plan-Based Awards Table

other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Lines elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65.

Pursuant to our employment agreement with Mr. Lines, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of the Board, or is discharged for cause, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Lines also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Lines provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Jeffrey F. Glajch. On July 29, 2010, we entered into an amended and restated employment agreement with Mr. Glajch, as subsequently amended on September 12, 2019 and March 16, 2021, to serve as our Vice President - Finance & Administration and Chief Financial Officer. The agreement provides that Mr. Glajch will receive an annual minimum base salary as well as other customary benefits. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Glajch elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Glajch turns 65.

Pursuant to our employment agreement with Mr. Glajch, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Glajch also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the Company, as described under “Involuntary Termination” and “Termination Following a Change in Control” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Glajch provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Alan E. Smith. On July 30, 2007, we entered into an employment agreement with Mr. Smith, as subsequently amended on December 31, 2008. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Smith elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Smith also provides for us to make certain payments to him in the event we terminate his employment without cause as described below under “Involuntary Termination” under the heading “Potential Payments Upon Termination or Change in Control.”

Our employment agreement with Mr. Smith provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in the CD&A and encourage you to read the above tables and their footnotes in conjunction with such information.

GRAHAM CORPORATION 2021 PROXY STATEMENT	33

Executive Compensation • Outstanding Equity Awards at March 31, 2021

Outstanding Equity Awards at March 31, 2021

The following table shows information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers at March 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James R. Lines	10,894	—	18.65	5/30/2022
					1,938	(1)	27,597
					6,536	(2)	93,073
					14,174	(3)	201,838
								5,813	(4)	82,777
								9,804	(5)	139,609
								28,348	(6)	403,676
Jeffrey F. Glajch	7,141	—	18.65	5/30/2022
					892	(1)	12,702
					2,359	(2)	33,592
					5,758	(3)	81,994
								2,675	(4)	38,092
								3,538	(5)	50,381
								11,516	(6)	163,988
Alan E. Smith	6,059	—	18.65	5/30/2022
					796	(1)	11,335
					2,104	(2)	29,961
					4,563	(3)	64,977
								2,387	(4)	33,991
								3,156	(5)	44,941
								9,126	(6)	129,954

(1)	One-third of this grant of time-vested restricted stock vests on May 30, 2019, May 30, 2020 and May 30, 2021.

(2)	One-third of this grant of time-vested restricted stock vests on May 29, 2020, May 29, 2021 and May 29, 2022.

(3)	One-third of this grant of time-vested restricted stock vests on June 9, 2021, June 9, 2022 and June 9, 2023.

(4)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ended March 31, 2021. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

(5)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2022. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

(6)

This grant of performance-vested restricted stock vests on the date that the Compensation Committee ratifies the satisfaction of the performance metrics for the applicable three-year performance period ending March 31, 2023. This number reflects the maximum number of shares of restricted stock that may be earned if the maximum level of performance is achieved.

34	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Fiscal Year 2021 Option Exercises and Stock Vested

Fiscal Year 2021 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised and stock awards that vested during fiscal year 2021 for each of our named executive officers. None of our named executive officers exercised any options during fiscal year 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James R. Lines	11,050	124,190
Jeffrey F. Glajch	4,663	52,359
Alan E. Smith	4,161	46,772

(1)	The value realized on the vesting of stock awards is the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits at March 31, 2021

The following table shows information at March 31, 2021 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
James R. Lines	Retirement Income Plan	30	1,650,093	—
	Supplemental Executive Retirement Plan	—	1,364,430	—
Jeffrey F. Glajch(2)	Retirement Income Plan	—	—	—
	Supplemental Executive Retirement Plan	—	—	—
Alan E. Smith	Retirement Income Plan	28	1,160,170	—
	Supplemental Executive Retirement Plan	—	—	—

(1)

The present value of accumulated benefits indicated in the table were calculated using a 3.21% discount rate, the PRI-2012 White Collar Mortality Table dataset projected generationally by scale MP 2020 and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company through an annuity purchased in 1986.

(2)	Because Mr. Glajch was hired after January 1, 2003, he is not eligible to participate in the Retirement Income Plan or the Supplemental Executive Retirement Plan.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2021, Mr. Lines and Mr. Smith were eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is generally the later of a participant’s 65th birthday or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is

GRAHAM CORPORATION 2021 PROXY STATEMENT	35

Executive Compensation • Pension Benefits at March 31, 2021

available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with us. A participant who is entitled to a vested retirement allowance when his employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payment will vary depending on age, service and time of commencement.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s Social Security benefits paid for by the Company. To calculate the present value of the accumulated benefits, the following assumptions were used: a 3.21% discount rate, the PRI-2012 White Collar Mortality Table dataset projected generationally by scale MP 2020 and an age 63 retirement age.

The approximate years of creditable service as of March 31, 2021 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: Mr. Lines - 30 and Mr. Smith - 28. Although our named executive officers may serve us for more than 30 years, we do not normally grant additional years of creditable service.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 100% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 100% of the amount of the payments made to the participant during his lifetime. His spouse will be paid survivor benefits for his or her remaining lifetime. Subject (in most cases) to the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 50% joint and survivor annuity, a Social Security Level Income Option, a 10, 15, or 20-year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain the Supplemental Plan that is a non-qualified deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by Section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by Section 415 of the Internal Revenue Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Internal Revenue Code, is entitled to receive a monthly benefit from the Supplemental Plan. All of our named executive officers hired prior to January 1, 2003 are eligible to participate in the Supplemental Plan, but Mr. Lines is the only named executive officer that currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is equal to the excess, if any, of the retirement benefits that would have been payable to or with respect to the plan participant under the Retirement Income Plan had the limitations imposed by the Internal Revenue Code not been applicable over the retirement benefits payable to or with respect to the participant under the Retirement Income Plan.

A participant’s retirement benefits under the Supplemental Plan generally will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will terminate upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

36	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Pension Benefits at March 31, 2021

Upon a “change in control” of the Company, each participant in the Supplemental Plan would automatically become 100% vested in his benefits. A “change in control” for the purposes of the Supplemental Plan is defined as:

•	the acquisition of the assets or a majority of the shares of the Company by a person or group not controlled by the Company;

•

a cash tender offer or exchange offer, consolidation or merger or other business combination, sale of assets or contested election as a result of which the members of the Board before the event cease to constitute a majority of the Board;

•	the acquisition of 25% or more of the shares of the Company by a person or a group; or

•	the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A or to Item 5.01 of Form 8-K.

401(k) Plan

All of our named executive officers are also eligible to participate in our 401(k) Plan, which is available to all of our employees. Pursuant to the 401(k) Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make non-elective contributions to the accounts of eligible participants. Matching contributions under the 401(k) Plan always are fully vested. Additionally, eligible employees hired after January 1, 2003 with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a nonelective contribution as described above.

Potential Payments upon Termination or Change in Control

The following information and the table entitled “Estimated Payments Upon Termination or a Change in Control” set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability, and termination following a change in control of the Company.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the table entitled “Estimated Payments Upon Termination or a Change in Control” and any termination of employment of a named executive officer:

•

The amounts shown in the table assume that each named executive officer was terminated on March 31, 2021. Accordingly, the table reflects amounts earned as of March 31, 2021 and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination. The actual amounts to be paid to a named executive officer can only be determined at the time of the termination.

•

Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on March 31, 2021, the last trading day of fiscal year 2021 ($14.24).

•

A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive officer’s employment is terminated. These amounts include base salary, unused vacation pay, and earned annual cash incentive compensation. These amounts are not shown in the table.

•

A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the Company.

•

A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Equity Incentive Plan, any successor plan thereto, and any pension plans in which the named executive officer participates. These amounts are not included in the table as these amounts are disclosed under the heading “Pension Benefits at March 31, 2021” unless such amounts are accelerated or enhanced in the event of the termination of a named executive officer’s employment or upon a change in control of the Company.

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Executive Compensation • Potential Payments upon Termination or Change in Control

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement between ages 55 and 64 with at least fifteen and five years, respectively, of creditable service to the Company, as discussed under the heading “Pension Benefits at March 31, 2021.”

As of March 31, 2021, Mr. Lines is the only named executive officer eligible for early retirement and none of our named executive officers were eligible for normal retirement.

Voluntary Termination and Termination for Cause

Pursuant to our employment agreements with certain of our named executive officers, cause exists if the Board determines that there has been willful misconduct by the named executive officers in connection with the performance of their duties or if the named executive officers have engaged in any other conduct that has been materially injurious to the Company or have breached any of the representations and warranties in their employment agreements. Under the employment agreements with Mr. Lines and Mr. Smith, upon termination for cause, we would pay all legal fees and other expenses incurred by such named executive officers if they, in good faith, contest the termination. The named executive officers would be required to reimburse us for all such costs if a court of final adjudication were to determine that they did not act in good faith in bringing such challenge.

Our named executive officers are not entitled to receive any severance payments or other benefits upon their voluntary decision to terminate employment with the Company prior to being eligible for retirement (other than compensation due through the date of termination) or upon termination for cause.

Involuntary Termination

Our employment agreement with Mr. Lines also provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will have the following obligations: (i) pay to him compensation due him through the date of termination, including any accrued bonus; (ii) continue his base salary for nine months following such termination; (iii) pay to him a lump sum payment equal to nine months’ base salary; (iv) provide him with continuing health care coverage for a period of 18 months following the effective date of termination of his employment; and (v) pay for certain outplacement services.

Our employment agreement with Mr. Glajch provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will pay compensation due to Mr. Glajch through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, Mr. Glajch’s salary for 24 months following the effective date of his termination of employment.

Our employment agreement with Mr. Smith provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will pay compensation due to Mr. Smith through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, Mr. Smith’s salary for 12 months following the effective date of his termination of employment.

Our obligation to make payments upon any termination of Messrs. Lines, Glajch or Smith without cause or upon their resignation because of a material breach of their agreement by us is conditioned on their execution of an enforceable release of all claims against us and their compliance with all provisions of their employment agreement.

Death or Disability

Pursuant to our Stock Bonus Plan, upon the death or disability of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of the named executive officer’s death or disability.

All of our named executive officers participate in our life insurance plan, whereby his beneficiary would be entitled to a death benefit equal to three times base salary. We also provide each of our named executive officers with $2,500 annually (except for Mr. Lines, who receives $5,000 annually) for the purpose of procuring a term life insurance policy.

Each of our named executive officers also participates in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each named executive officer would be entitled to

38	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Potential Payments upon Termination or Change in Control payments equal to his full base salary for six months following such disability. Each of our named executive officers also participates in our long-term disability plan that is generally available to all of our salaried employees.

Termination Following a Change in Control

Our employment agreements with Messrs. Lines, Glajch and Smith require a termination of employment following a change in control of our Company (commonly referred to as a “double trigger”) in order to trigger certain payments. A “change in control” is defined in each of our employment agreements with Messrs. Lines and Smith to include the following events:

•

any person, party or group (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary), directly or indirectly, acquires or has acquired during the 12-month period ending on the date of the most recent acquisition, 30% (except that the employment agreement with Mr. Smith uses a lower 25% standard and does not include the 12-month acquisition period) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;

•

a change in the composition of the Board such that members of the Board as of the effective date of the respective employment agreement cease to constitute at least a majority of the Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board as of the effective date of the respective employment agreement);

•

the closing of a reorganization, merger, or consolidation of the Company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary of the Company; or

•	the complete liquidation and dissolution of the Company.

A “change in control” is defined in our employment agreement with Mr. Glajch to include the following events:

•

the reorganization, merger, or consolidation of the Company with one or more individuals, corporations, partnerships, associations, joint-stock companies, trusts, estates, unincorporated organizations, or any other business organizations, other than a transaction following which at least 51% of the ownership interests of the institution resulting from such transaction are owned by persons who, immediately prior to such transaction, owned at least 51% of the outstanding voting share of the Company;

•	the acquisition of more than 25% of the voting shares of the Company by and person or persons acting in concert;

•	the acquisition of substantially all of the assets of the Company by any person or persons acting in concert; or

•

the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to either (i) individuals who were members of the Board on August 11, 2020 or (ii) individuals who first became members of the Board after August 11, 2020 either (a) upon election to serve as a member of the Board by the affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first election or (b) upon election by the stockholders of the Company to serve as a member of the Board, but only if nominated for election by affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first nomination.

Mr. Lines. Our employment agreement with Mr. Lines provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the Company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized gross compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Lines six months after the

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Executive Compensation • Potential Payments upon Termination or Change in Control triggering event, a lump sum payment amount equal to the excess, if any, of (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Lines’ employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from his role and responsibilities immediately prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the Company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the Company to decrease his base salary;

•

a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the Company’s business;

•

without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the change in control;

•

a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

Mr. Glajch. Our employment agreement with Mr. Glajch provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the Company, Mr. Glajch would be entitled to certain payments, including, among other things, a lump sum (subject to any applicable payroll or other taxes required to be withheld) equal to 2.5 times the sum of (i) Mr. Glajch’s salary at the rate in effect at the time of the termination of employment and (ii) the target amount of Mr. Glajch’s bonus under the Company’s Annual Executive Cash Bonus Plan for the fiscal year that includes the date of the termination of employment.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to provide continuation of Mr. Glajch’s health and medical coverage for a period of 18 months.

Pursuant to our employment agreement with Mr. Glajch, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Glajch for any reason other than death, disability or cause, or resignation of Mr. Glajch under the following circumstances:

•	a change in the nature or scope of his authority from his role and responsibilities immediately prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the Company to make any increase in compensation to which Mr. Glajch may be entitled under his employment agreement, or action by the Company to decrease his base salary;

•

a change requiring Mr. Glajch to perform services other than in Batavia, New York or in any location more than thirty miles distant from Batavia, New York, except for certain required travel on the Company’s business;

40	GRAHAM CORPORATION 2021 PROXY STATEMENT

Executive Compensation • Potential Payments upon Termination or Change in Control

•

without his express written consent, the assignment to Mr. Glajch of any duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the change in control;

•

a failure by the Company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Glajch was participating at the time of the change in control or the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the Company, the failure by the Company to obtain the assumption of the agreement to perform his employment agreement by any successor Company.

Mr. Smith. Under his employment agreement, Mr. Smith will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. However, pursuant to our restricted stock award agreements, shares of unvested restricted stock will be subject to accelerated vesting in the event Mr. Smith is terminated within 12 months of the change in control.

General. In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Messrs. Lines, Glajch and Smith require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

In addition, pursuant to the Supplemental Plan, in the event of a “change in control,” each participant in our Supplemental Plan, which currently includes Mr. Lines and Mr. Smith, would become 100% vested in his benefits.

GRAHAM CORPORATION 2021 PROXY STATEMENT	41

Executive Compensation • Potential Payments upon Termination or Change in Control

Estimated Payments Upon Termination or Change in Control

Event	James R. Lines ($)		Jeffrey F. Glajch ($)		Alan E. Smith ($)
Normal and Early Retirement(1)
Accelerated vesting of stock options	—		—		—
Accelerated vesting of time-vested and performance-vested restricted stock	—		—		—
Total	—		—		—
Involuntary Termination without Cause
Continued salary	375,000		650,000		257,560
Cash severance payment	375,000		—		—
Healthcare coverage	18,000		—		—
Outplacement services	40,000	(2)	—		—
Enhanced SERP benefits	182,862	(3)	—		—
Total	950,862		650,000		257,560
Voluntary Termination for Good Reason
Continued salary	375,000		650,000		257,560
Cash severance payment	375,000		—		—
Healthcare coverage	18,000		—		—
Outplacement services	40,000	(2)	—		—
Total	808,000		650,000		257,560
Death
Life insurance proceeds	2,950,000		1,974,988		3,712,433
Accelerated vesting of stock options	—		—		—
Accelerated vesting of time-vested and performance-vested restricted stock	459,090		183,941		153,716
Total	3,409,090		2,158,929		3,869,149
Disability
Short-term disability payments	250,000		162,500		128,780
Accelerated vesting of stock options	—		—		—
Accelerated vesting of time-vested and performance-vested restricted stock	459,090		183,941		153,716
Total	709,090		346,441		282,496
Termination Following Change in Control
Accelerated vesting of stock options	—		—		—
Accelerated vesting of restricted stock	635,538		254,519		153,716
Continued salary	—		—		257,560
Cash severance payment	1,360,415		881,525		—
Healthcare coverage	18,000		28,852		—
Outplacement services	40,000	(2)	—		—
Accelerated vesting of defined contribution pension contributions	—		—		—
Pension enhancement	—		—		—
Enhanced SERP benefits	182,862	(3)	—		—
Total	2,236,815	(4)	1,164,896	(4)	411,276

(1)	Beginning with grants made in fiscal year 2014, retirement does not trigger accelerated vesting of performance-vested restricted shares and time-vested restricted shares.

(2)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000.

(3)

In the event of an involuntary termination without cause, or a voluntary termination for good reason following a change in control, the calculation of Mr. Lines’ SERP benefits would only take into account his base salary since April 1, 2016, resulting in an additional SERP benefit of $182,862 over what his SERP benefit would be if calculated using his historical base salary under the terms of the SERP.

(4)

Such amount takes into account limitations imposed by our employment agreements with Mr. Lines and Mr. Glajch, whereby certain amounts otherwise payable to Mr. Lines and Mr. Glajch upon termination following a change in control may be reduced in connection with limitations on deductibility by the Company for federal income tax purposes imposed by Section 280G of the Internal Revenue Code.

42	GRAHAM CORPORATION 2021 PROXY STATEMENT

Director Compensation • Director Compensation Programs

Director Compensation

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for our independent directors. Mr. Lines, our Chief Executive Officer, is not an independent director under applicable NYSE and SEC rules and, therefore, does not receive any additional compensation for services as a director. The compensation that we pay to Mr. Lines is disclosed in the Fiscal Year 2021 Summary Compensation Table.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, independent director compensation consists of an annual cash retainer; an additional annual cash retainer for the Chair of the Board and the chair of each committee of the Board; restricted stock awards; and stock options. We also reimburse our independent directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. We do not provide retirement benefits to our independent directors.

Cash Compensation

Each of our independent directors receives an annual retainer fee of $50,000 for service on the Board.

The Chair of the Board and each of our independent directors serving as a chair of committees of the Board receive additional fees for such service. For fiscal year 2021, the Chair of the Board received an additional annual fee of $25,000, the Chair of the Audit Committee received an additional annual fee of $15,000, the Chair of the Compensation Committee received an additional annual fee of $10,000 and the Chair of the Nominating and Corporate Governance Committee received an additional annual fee of $7,000.

Options. Our independent directors are also eligible to participate in the Equity Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. No options were granted to our independent directors during fiscal year 2021.

Restricted Stock. Equity compensation awards to independent directors are made in the form of time-vested restricted stock awarded under the Equity Incentive Plan. On June 9, 2020, the Compensation Committee awarded 3,543 shares of time-vested restricted stock, with a grant date fair market value of approximately $50,000 to each of our independent directors. The shares of restricted stock awarded to our independent directors vest on the first anniversary of the date of grant.

Stock Ownership Guidelines

In order to more closely align the interests of our independent directors with the interests of our stockholders, the Compensation Committee established minimum stock ownership guidelines that require our independent directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames.

Under our stock ownership guidelines, our independent directors are required to own shares of our common stock valued at least 3.0 times their annual retainer. New independent directors are expected to achieve their ownership guidelines within five years of becoming subject to the guidelines. Our stock ownership guidelines also require our independent directors to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines. The Compensation Committee monitors the progress made by independent directors in achieving their stock ownership guidelines and, in its discretion, may modify the guidelines and/or time frames for some or all of our independent directors. As of the end of fiscal year 2021, all of our independent directors were in compliance with our stock ownership guidelines.

GRAHAM CORPORATION 2021 PROXY STATEMENT	43

Director Compensation • Fiscal Year 2021 Director Compensation Table

Fiscal Year 2021 Director Compensation Table

The following table shows information regarding the compensation of our independent directors serving for all or part of fiscal year 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
James J. Barber	50,000	49,992	—	99,992
Alan Fortier	57,000	49,992	—	106,992
James J. Malvaso	75,000	49,992	—	124,992
Gerard T. Mazurkiewicz	65,000	49,992	—	114,992
Lisa M. Schnorr	60,000	49,992	—	109,992
Jonathan W. Painter	50,000	49,992	—	99,992

(1)

The amounts shown in this column represent the estimated grant date fair value of the shares of restricted stock granted to each independent director during fiscal year 2021. The value of each such restricted stock award is computed in accordance with FASB ASC Topic 718 on the same basis as disclosed in footnote (2) to the Fiscal Year 2021 Summary Compensation Table. Each independent director was granted 3,543 shares of restricted stock during fiscal year 2021 under the Equity Incentive Plan.

The table below presents the aggregate number of unvested restricted stock awards outstanding for each of our independent directors serving at March 31, 2021. None of our independent directors serving at March 31, 2021 held any unexercised stock option awards as of such date.

Name	Restricted Stock Awards
James J. Barber	3,453
Alan Fortier	3,453
James J. Malvaso	3,453
Gerard T. Mazurkiewicz	3,453
Jonathan W. Painter	3,453
Lisa M. Schnorr	3,453

44	GRAHAM CORPORATION 2021 PROXY STATEMENT

Proposal Two: Advisory Vote on Our Executive Compensation • Board Recommendation

Proposal Two:

Advisory Vote on Our Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the CD&A, accompanying compensation tables and related narrative discussion contained in this proxy statement. At the 2017 annual meeting, our stockholders expressed an overwhelming preference for this vote to occur on the annual basis recommended by the Board. This preference was subsequently adopted by the Board and we are providing our stockholders with an advisory vote this year. The next advisory vote regarding frequency of such votes will take place at our 2023 annual meeting of stockholders.

We encourage stockholders to carefully review the CD&A section of this proxy statement for additional details on our executive compensation programs, including our compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers during fiscal year 2021. For your convenience, we have provided an executive summary in the first few pages of the CD&A section that highlights information that we believe is particularly important in helping you decide how to vote on this proposal. You should also carefully review the tables that immediately follow the CD&A, together with the related narrative disclosure and footnotes.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, this proposal is not binding upon the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Board Recommendation

Our Board unanimously recommends that stockholders vote FOR the following advisory resolution:

“RESOLVED, that the compensation of our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and related narrative discussions set forth in this proxy statement, is hereby approved.”

GRAHAM CORPORATION 2021 PROXY STATEMENT	45

Proposal Three: Ratification of the Appointment of Our Independent Registered Public Accounting Firm • Board Recommendation

Proposal Three:

Ratification of the Appointment of Our Independent Registered Public Accounting Firm

Deloitte & Touche LLP served as our independent registered public accounting firm in fiscal year 2021. The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022 (“fiscal year 2022”). This appointment will be presented to our stockholders for ratification at the Annual Meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the appointment of our independent registered public accounting firm.

We have been advised by Deloitte & Touche LLP that a representative will be present at the Annual Meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Board Recommendation

The Board unanimously recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2022.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche LLP for fiscal year 2021 and fiscal year 2020:

	Fiscal Year 2021	Fiscal Year 2020
Audit fees	$455,000	$430,000
Audit-related fees	34,800	37,816
Tax fees	—	—
All other fees	—	2,047
Total fees	$489,800	$469,863

Audit fees for each of fiscal year 2021 and fiscal year 2020 included fees associated with audits of our financial statements, audits of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for fiscal year 2021 included fees for the issuance of a consent for a registration statement on Form S-8 and out-of-pocket expenses. Audit-related fees for fiscal year 2020 included fees for the review of the valuation, classification and divestiture of the Company’s former wholly-owned subsidiary, Energy Steel & Supply Co. and out-of-pocket expenses. All other fees for fiscal years 2021 and 2020 included the subscription fee for the Deloitte & Touche LLP Technical Library Research Tool.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche LLP.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte & Touche LLP was engaged were pre-approved by the Chair of the Audit Committee.

46	GRAHAM CORPORATION 2021 PROXY STATEMENT

Report of the Audit Committee

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of our Board and has other duties and functions as described in its charter. Management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the fiscal year 2021 with management and the independent registered public accounting firm;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;

•

received and discussed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	discussed with the Company’s independent registered public accounting firm its independence.

The Audit Committee discussed with the personnel responsible for the internal audit function and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the personnel responsible for overseeing the internal audit function and with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board (and our Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended March 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee has also appointed the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022 and has submitted such appointment for ratification by the stockholders at the Annual Meeting.

Audit Committee:

Gerard T. Mazurkiewicz, Chair

James J. Barber

James J. Malvaso

Jonathan W. Painter

Lisa M. Schnorr

GRAHAM CORPORATION 2021 PROXY STATEMENT	47

Certain Relationships and Related Transactions • Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Certain Relationships and Related Transactions

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants in advance for review and approval. Any existing related person transactions are reviewed at least annually by the Audit Committee. Any director or executive officer with an interest in a related person transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related person transactions, when evaluating these transactions, the Audit Committee considers, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE and other relevant rules related to independence.

In addition, our Audit Committee also reviews all transactions between us and any entity with which an independent director or executive officer is an affiliate, taking into account the factors listed above as well as all other factors deemed appropriate by the Audit Committee.

48	GRAHAM CORPORATION 2021 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The table below shows certain information, as of June 2, 2021, regarding the only persons known to us to be the beneficial owners of more than five percent of the outstanding shares of our common stock, with percentages based on 10,693,486 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class Beneficially Owned
ArrowMark Colorado Holdings LLC(1) 100 Fillmore Street, Suite 325 Denver, Colorado 80206	741,492	6.93%
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	718,280	6.72%
American Century Companies, Inc.(3) 4500 Main Street, 9th Floor Kansas City, Missouri 64111	710,000	6.64%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	538,205	5.03%

(1)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 3 to the Schedule 13G filed with the SEC on February 16, 2021 by ArrowMark Colorado Holdings LLC (“ArrowMark”). ArrowMark reports sole voting and dispositive power with respect to all 741,492 shares.

(2)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 11 to Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. BlackRock, Inc. reports sole voting power with respect to 705,096 shares and sole dispositive power with respect to all 718,280 shares. As the parent holding company, BlackRock, Inc. reports beneficial ownership for securities acquired by the following of its subsidiaries: BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; and BlackRock Investment Management, LLC.

(3)

This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2021 by American Century Companies, Inc. (“ACC”). ACC reports sole voting and dispositive power with respect to all 710,000 shares. As the parent holding company, ACC reports beneficial ownership for securities acquired by the following of its subsidiaries: American Century Capital Portfolios, Inc. and American Century Investment Management, Inc.; and on behalf of the control entity of ACC, Stowers Institute for Medical Research.

(4)

This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”). Vanguard reports shared voting power with respect to 6,503 shares, sole dispositive power with respect to 529,759 shares, and shared dispositive power with respect to 8,446 shares. Vanguard reports beneficial ownership for securities acquired by the following of its subsidiaries: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.

GRAHAM CORPORATION 2021 PROXY STATEMENT	49

Security Ownership of Management

Security Ownership of Management

The table below shows certain information, as of June 2, 2021, regarding shares of our common stock held by (1) each of our directors; (2) each of our named executive officers; and (3) all directors and named executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class Beneficially Owned(1)(2)
Directors
James J. Barber, Ph.D.	26,803	(3)	—
Alan Fortier	31,068	(3)	—
James J. Malvaso	29,384	(3)	—
Gerard T. Mazurkiewicz	21,088	(3)	—
Jonathan W. Painter	14,668	(3)	—
Lisa M. Schnorr	15,479	(3)	—
Named Executive Officers
Jeffrey F. Glajch	74,674	(4)	—
James R. Lines(5)	199,809	(6)	1.87%
Alan E. Smith	57,982	(7)	—
All directors and executive officers as a group (12 persons)	808,157	(8)	7.54%

(1)

As reported by such persons as of June 2, 2021 with percentages based on 10,693,486 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding with respect to such person. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, regardless of whether such shares are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the stockholder.

(2)	We have omitted percentages of less than 1% from the table.

(3)	The amount shown for Dr. Barber, Mr. Fortier, Mr. Malvaso, Mr. Mazurkiewicz, Mr. Painter and Ms. Schnorr includes 3,265 shares of time-vested restricted stock.

(4)

The amount shown for Mr. Glajch includes 10,485 shares of time-vested restricted stock and 25,986 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 7,141 shares.

(5)	Mr. Lines is also a director.

(6)

The amount shown for Mr. Lines includes 25,781 shares of time-vested restricted stock and 64,278 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 10,894 shares.

(7)

The amount shown for Mr. Smith includes 8,426 shares of time-vested restricted stock and 20,946 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 6,059 shares.

(8)

The amount shown includes 58,866 shares of time-vested restricted stock, 141,566 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), and presently exercisable options to purchase 27,221 shares.

50	GRAHAM CORPORATION 2021 PROXY STATEMENT

2022 Annual Meeting of Stockholders • Proposals Submitted for Inclusion in Our Proxy Materials

2022 Annual Meeting of Stockholders

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our 2022 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Exchange Act. Among other things, Rule 14a-8 requires that we receive such proposals not less than 120 days prior to the one-year anniversary of this proxy statement, or February 16, 2022. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Exchange Act, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2022 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Stockholder Nominations of Directors

Pursuant to our amended and restated by-laws, no nominations for directors shall be acted upon at the annual meeting except for those made by the Nominating and Corporate Governance Committee and those made by stockholders of record upon timely notice in writing to our Corporate Secretary. To be considered timely, notice must be received by us no earlier than 120 days and no later than 90 days prior to the one-year anniversary of the previous year’s annual meeting. Thus, for the 2022 annual meeting of stockholders, we must receive the notice between March 30, 2022 and April 29, 2022. The notice must contain all information, including the completed questionnaire, referenced in our amended and restated by-laws. Stockholder notice of nominations for directors should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our amended and restated by-laws by writing to the Corporate Secretary at the address above.

Other Meeting Business

Pursuant to our amended and restated by-laws, items of business that are proposed outside of the process pursuant to Rule 14a-8 under the Exchange Act as described above, may properly be brought before the 2022 annual meeting of stockholders only if we receive notice of such business no earlier than 120 days and no later than 90 days prior to the one-year anniversary of our 2021 annual meeting. Thus, for the 2022 annual meeting of stockholders, we must receive notice of business that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act between March 30, 2022 and April 29, 2022. The notice must be in accordance with and contain all information provided for in our amended and restated by-laws and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware. We will not permit business that does not comply with the foregoing notice requirement to be brought before the 2022 annual meeting of stockholders. Stockholder business that is not submitted for inclusion in our proxy statement pursuant to Rule 14a-8 should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. You may obtain a copy of our amended and restated by-laws by writing to the Corporate Secretary at the address above.

GRAHAM CORPORATION 2021 PROXY STATEMENT	51

Other Matters

Other Matters

The Board does not know of any other matters that may be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting, however, the persons named as proxies will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey F. Glajch

Vice President - Finance & Administration,

Chief Financial Officer and Corporate Secretary

Dated: June 16, 2021

52	GRAHAM CORPORATION 2021 PROXY STATEMENT

Appendix A Reconciliation of Non-GAAP Measure

Appendix A

Reconciliation of Non-GAAP Measure

In this Proxy Statement, we provide information regarding EBITDA and EBITDA margin, non-GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information, although they may not use the same or comparable terminology and may not make identical adjustments. We believe that these non-GAAP measures represent an important internal measure of performance. We provide these measures to help in understanding our operating performance. In addition, our credit facility contains ratios based on EBITDA.

The following table reconciles the most directly comparable GAAP measure of Net Income to EBITDA for the twelve months ended March 31, 2021 and March 31, 2020:

EBITDA Reconciliation - Unaudited

(amounts in thousands)

	Year Ended March 31,
	2021	2020
Net Income/(Loss)	$2,374	$1,872
+Net interest income	(156)	(1,312)
+Income taxes	893	440
+Depreciation & amortization	1,945	1,968
EBITDA	$5,056	$2,968
EBITDA margin %	5.2%	3.3%

GRAHAM CORPORATION 2021 PROXY STATEMENT	A-1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/GHM • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-256-0715 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/GHM

Graham Corporation

Annual Meeting of Stockholders

For Stockholders as of record on June 02, 2021

TIME:	Wednesday, July 28, 2021 11:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/GHM for more details.

This proxy is being solicited by the Board of Directors

The undersigned hereby appoints James J. Malvaso and James R. Lines (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them as proxies, to vote all the shares of capital stock of Graham Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of Graham Corporation (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by July 23, 2021 at 5:00 PM ET, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Graham Corporation

Annual Meeting of Stockholders

Please make your marks like this:	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

          FOR EACH NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. Election of three director nominees
	FOR	WITHHOLD

1.01 Alan Fortier	☐	☐		FOR

1.02 James R. Lines	☐	☐		FOR

1.03 Lisa M. Schnorr	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. To approve, on an advisory basis, the compensation of our named executive officers	☐	☐	☐	FOR
3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/GHM

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date